As filed with the Securities and Exchange Commission on September 16, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Genentech, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	2834	94-2347624
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1 DNA Way
South San Francisco, California 94080-4990
(650) 225-1000
(Address, including ZIP Code, and telephone number,
including area code, of registrant’s principal executive offices)
Stephen G. Juelsgaard, Esq.
Executive Vice President,
General Counsel and Secretary
Genentech, Inc.
1 DNA Way
South San Francisco, California 94080-4990
(650) 225-1000
(Name, address, including ZIP Code, and telephone number,
including area code, of agent for service)
Copies to:
John A. Fore, Esq.
Alexander E. Kolar, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to	Offering	Aggregate	Registration
Securities to be Registered	be Registered	Price Per Unit(1)	Offering Price(1)	Fee(1)

4.40% Senior Notes due 2010	$500,000,000	99.992%	$499,960,000	$58,845

4.75% Senior Notes due 2015	$1,000,000,000	99.937%	$999,370,000	$117,626

5.25% Senior Notes due 2035	$500,000,000	99.850%	$499,250,000	$58,762

(1)	Represents the maximum principal amount at maturity of 4.40% Senior Notes due 2010, 4.75% Senior Notes due 2015, and 5.25% Senior Notes due 2035, respectively, that may be issued pursuant to the exchange offer described in this registration statement. The statement fee was calculated pursuant to Rule 457(f) under the Securities Act of 1933.
     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effectiveness date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not offer these securities for exchange until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 2005
PROSPECTUS
$2,000,000,000
Offer To Exchange
4.40% Senior Notes Due 2010, Which Have Been Registered Under the Securities Act,
For Any and All Outstanding 4.40% Senior Notes due 2010
4.75% Senior Notes due 2015, Which Have Been Registered Under the Securities Act,
For Any and All Outstanding 4.75% Senior Notes due 2015
5.25% Senior Notes due 2035, Which Have Been Registered Under the Securities Act,
For Any and All Outstanding 5.25% Senior Notes due 2035
       We are offering to exchange up to $2.0 billion aggregate principal amount of our senior notes for exchange notes which have been registered under the Securities Act of 1933, as amended, or the Securities Act, which will be issued in three series under one indenture and will have the principal amounts, interest rates and maturity dates as follows:

•	$500,000,000 aggregate principal amount of our 4.40% senior notes due 2010 that we have registered under the Securities Act, referred to as the 2010 exchange notes, for any and all outstanding 4.40% senior notes due 2010 that we issued on July 18, 2005, referred to as the 2010 original notes.

•	$1,000,000,000 aggregate principal amount of our 4.75% senior notes due 2015 that we have registered under the Securities Act, referred to as the 2015 exchange notes, for any and all outstanding 4.75% senior notes due 2010 that we issued on July 18, 2005, referred to as the 2015 original notes.

•	$500,000,000 aggregate principal amount of our 5.25% senior notes due 2035 that we have registered under the Securities Act, referred to as the 2035 exchange notes, for any and all outstanding 5.25% senior notes due 2035 that we issued on July 18, 2005, referred to as the 2035 original notes.
      The terms of the 2010 exchange notes, the 2015 exchange notes and the 2035 exchange notes (collectively referred to in this prospectus as the exchange notes) will be substantially similar to the 2010 original notes, the 2015 original notes and the 2035 original notes (collectively referred to in this prospectus as the original notes), respectively, except that the exchange notes will not be subject to transfer restrictions and registration rights relating to the original notes.
      The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2005, unless we decide to extend the expiration date. Our completion of the exchange offer is subject to customary conditions which we may waive.
      There is no existing market for the exchange notes to be issued, and we do not intend to apply for their listing on any securities exchange or arrange for them to be quoted on any quotation system.
      Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The company has agreed that, starting on the expiration date and ending on the close of business 90 days after the expiration date, it will make this prospectus available to any broker-dealer for use in connection with any such resale. For a discussion of the prospectus delivery requirements by a broker-dealer, see the section in this prospectus entitled “Plan of Distribution.”
      See the section entitled “Description of Notes” that begins on page 32 for more information about the exchange notes to be issued in this exchange offer and the original notes.
       This investment involves risks. See “Risk Factors” beginning on page 8.
       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated                    , 2005.

Page

Important Notice About Information Presented In This Prospectus	i
Incorporation of Certain Documents by Reference	ii
Forward-Looking Statements	iii
Copyrights, Trademarks and Trade Names	iii
Summary	1
Risk Factors	8
Use of Proceeds	21
The Exchange Offer	22
Description of Notes	32
Material Federal Income Tax Considerations	45
Plan of Distribution	46
Legal Matters	47
Experts	47
Where You Can Find More Information	47
EXHIBIT 5.1
EXHIBIT 12.1
EXHIBIT 23.1
EXHIBIT 25.1
EXHIBIT 25.2
EXHIBIT 25.3
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4
EXHIBIT 99.5
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
      You should rely only on the information provided in this prospectus and the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering to exchange the original notes for exchange notes in any jurisdiction where the offer is not permitted. We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover.

i

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
      The following documents, which include important business and financial information about our company, have been filed with the SEC and are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2004, as filed on February 28, 2005, as amended by Amendment No. 1 on Form 10-K/ A, as filed on May 17, 2005 (including the portions of our Proxy Statement on Schedule 14-A in connection with our 2005 Annual Meeting of Stockholders incorporated by reference therein);

•	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2005, as filed on May 2, 2005, and June 30, 2005, as filed on August 3, 2005;

•	our Annual Report on Form 11-K for the period ended December 31, 2004, as filed on June 16, 2005;

•	our Current Reports on Form 8-K, as filed with the SEC on January 10, 2005, February 24, 2005, April 11, 2005 (as to Exhibit 99.2 only), April 20, 2005, June 15, 2005, June 22, 2005, July 11, 2005 (as to Exhibit 99.2 only), July 19, 2005, August 16, 2005 and August 19, 2005, respectively; and

•	all other documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (or the Exchange Act) subsequent to the date of this prospectus and prior to the termination of the exchange offer.
      Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded does not, except as so modified or superseded, constitute a part of this prospectus.
      We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the request of such person, a copy of any or all of the documents that are incorporated by reference herein, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Written or telephone requests should be directed to Genentech, Inc., 1 DNA Way, South San Francisco, California 94080-4990, Attention: Investor Relations; telephone (650) 225-1000.
      To obtain timely delivery of documents incorporated by reference in this prospectus, you must request that information no later than five business days prior to the expiration of the exchange offer. The exchange offer will expire on                     , 2005, unless we decide to extend the expiration date.

ii

FORWARD-LOOKING STATEMENTS
      This prospectus and the documents incorporated by reference herein contain forward-looking statements. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations on such words, and similar expressions are intended to identify such forward-looking statements.
      Where, in any forward-looking statement, we, or our management, express an expectation or belief as to the future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished and actual results could differ materially from those expressed in any forward-looking statement by, or on behalf of, our company. Reference is made in particular to forward-looking statements regarding the following:

•	statements regarding Avastin, Rituxan, Herceptin, Tarceva and Xolair sales growth and our ability to deliver sustainable growth;

•	achievement of our 5x5 goals;

•	achievement of our Horizon 2010 goals;

•	our ability to meet forecasted demand for our products;

•	the impact of Medicare legislation on sales of our products; and

•	our expected revenues from sales to collaborators, royalties, contract revenues, cost of sales, research and development (R&D) and marketing, general and administrative (MG&A) expenses, capital expenditures, and other income, net.
      Our risk factors identified under the captions “Risks Related to our Company,” “Risks Related to our Indebtedness” and “Risks Related to the Notes” that follow include a discussion of important factors that could affect our actual future results, and we caution you not to rely on any forward-looking statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in this prospectus. We assume no obligation to update any forward-looking statement.
COPYRIGHTS, TRADEMARKS AND TRADE NAMES
      We own or have rights to various copyrights, trademarks and trade names used in our business including the following: Activase®(alteplase, recombinant) tissue-plasminogen activator; Avastin®(bevacizumab) anti-VEGF antibody; Cathflo® Activase®(alteplase for catheter clearance); Herceptin® (trastuzumab) anti-HER2 antibody; Lucentistm (ranibizumab, rhuFab V2) anti-VEGF antibody fragment; Nutropin® (somatropin (rDNA origin) for injection) growth hormone; Nutropin AQ® and Nutropin AQ Pen® (somatropin (rDNA origin) for injection) liquid formulation growth hormone; Nutropin Depot® (somatropin (rDNA origin) for injectable suspension) encapsulated sustained-release growth hormone; Omnitargtm (pertuzumab) HER dimerization inhibitor; Protropin® (somatrem for injection) growth hormone; Pulmozyme® (dornase alfa, recombinant) inhalation solution; Raptiva® (efalizumab) anti-CDlla antibody; and TNKasetm (tenecteplase) single-bolus thrombolytic agent. Rituxan® (ritux-imab) anti-CD20 antibody is a registered trademark of Biogen Idec Inc.; Tarceva® (erlotinib HC1) is a trademark of OSI Pharmaceuticals, Inc.; and Xolair® (omalizumab) anti-IgE antibody is a trademark of Novartis AG. This offering memorandum also includes other trademarks, service marks and trade names of other companies.

iii

SUMMARY
      The following summary contains basic information about this exchange offer. It does not contain all of the information that may be important to you. For a more complete understanding of this exchange offer, we encourage you to read this entire prospectus and the documents we have referred you to, including those incorporated herein by reference, especially the risks of investing in the notes discussed under “Risk Factors,” before investing in any series of notes. Unless the context otherwise indicates and except with respect to descriptions of the notes, references to “Genentech,” “we,” “us,” and “our” are to Genentech, Inc. and its subsidiaries, taken as a whole.
The Company
      Genentech is a leading biotechnology company that discovers, develops, manufactures and commercializes biotherapeutics for significant unmet medical needs. We manufacture and commercialize multiple biotechnology products in the United States for a variety of medical conditions, including cancer, heart attack, allergic asthma, psoriasis, stroke, growth hormone deficiency and cystic fibrosis. We also receive royalties from companies that are licensed to market products based on our technology. We currently manufacture and commercialize our products either directly or through licensing agreements with collaborators.
      In 2003 and 2004, our total operating revenues were $3,300.2 million and $4,621.2 million, respectively, and our net income was $562.5 million and $784.8 million, respectively. In the second quarter of 2005, our total operating revenues were $1,526.8 million and our net income was $296.2 million. In the first six months of 2005, our total operating revenues were $2,988.5 million and our net income was $580.3 million.
      Genentech, Inc. was incorporated in 1976 under the laws of the State of California. In 1987, we changed our state of incorporation from California to Delaware. Our principal executive offices are located at 1 DNA Way, South San Francisco, California 94080-4990. Our telephone number is (650) 225-1000.

The Exchange Offer

The Initial Offering of Original Notes	On July 18, 2005, we issued in a private placement:

• $500,000,000 aggregate principal amount of 4.40% Senior Notes due July 15, 2010, or the 2010 original notes;

• $1,00,000,000 aggregate principal amount of 4.75% Senior Notes due July 15, 2015, or the 2015 original notes; and

• $500,000,000 aggregate principal amount of 5.25% Senior Notes due July 15, 2035, or the 2035 original notes.

We collectively refer to 2010 original notes, 2015 original notes and 2035 original notes as the original notes in this prospectus.

Registration Rights Agreement	Pursuant to the registration rights agreement between us and the initial purchasers entered into in connection with the initial private placement, we have agreed to offer to exchange the 2010 original notes for up to $500 million aggregate principal amount of registered 4.40% Senior Notes due 2010, or the 2010 exchange notes, the 2015 original notes for up to $1 billion aggregate principal amount of registered 4.75% Senior Notes due 2015, or the 2015 exchange notes, and the 2035 original notes for up to $500 million aggregate principal amount of registered 5.25% Senior Notes due 2035, or the 2035 exchange notes, each that are being offered hereby. We collectively refer to the 2010 exchange notes, 2015 exchange notes and the 2035 exchange notes as the exchange notes in this prospectus. We have filed this registration statement to meet our obligation under the registration rights agreement. If we fail to perform our obligations under the registration rights agreement, holders of the original notes will be entitled to certain payments as liquidated damages. For a discussion of our obligations pursuant to the registration rights agreement, see the subsection entitled “Description of Notes — Registration Rights; Liquidated Damages” below.

The Exchange Offer	We are offering to exchange the exchange notes, which have been registered under the Securities Act of 1933, as amended, or the Securities Act, for the same aggregate principal amount of the original notes.

The original notes may be tendered only in $1,000 increments. We will exchange the applicable exchange notes for all original notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer. We will cause the exchange to be effected promptly after the expiration date of the exchange offer.

The exchange notes will evidence the same debt as the original notes and will be issued under and entitled to the benefits of the same indenture that governs the original notes. Holders of the original notes do not have any appraisal or dissenter rights in connection with the exchange offer. Because we have registered the exchange notes, the exchange notes will not be subject to transfer restrictions, and holders of original notes that have tendered and had their original notes accepted in the exchange offer will have no registration rights.

If You Fail to Exchange Your Original Notes	If you do not exchange your original notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer provided in the original notes and indenture governing those notes. In general, you may not offer or sell your original notes unless they are registered under the federal securities laws or are sold in a transaction exempt from or not subject to the registration requirements of the federal securities laws and applicable state securities laws.

Procedures for Tendering Notes	If you wish to tender your original notes for exchange notes and you hold your original notes in book-entry form, you must request your participant of the Depositary Trust Company, or DTC, to, on your behalf, instead of physically completing and signing the letter of transmittal and delivering the letter and your original notes to the exchange agent, electronically transmit an acceptance through DTC’s Automated Tender Offer Program or ATOP. If your original notes are held in book-entry form and are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact that person promptly if you wish to tender your original notes pursuant to this exchange offer.

If you wish to tender your original notes for exchange notes and you hold your original notes in certificated form, you must:

• complete and sign the enclosed letter of transmittal by following the related instructions, and

• send the letter of transmittal, as directed in the instructions, together with any other required documents, to the exchange agent either (1) with the original notes to be tendered, or (2) in compliance with the specified procedures for guaranteed delivery of the original notes.

Please do not send your letter of transmittal or certificates representing your original notes to us. Those documents should be sent only to the exchange agent. Questions regarding how to tender and requests for information should be directed to the exchange agent. For a discussion of the procedure for tendering your original notes, see the subsection entitled “The Exchange Offer — Exchange Agent” below.

Resale of the Exchange Notes	Except as provided below, we believe that the exchange notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

• the exchange notes are being acquired in the ordinary course of business,

• you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer,

• you are not an affiliate of Genentech,

• you are not a broker-dealer tendering original notes acquired directly from us for your account, and

• you are not prohibited by law or any policy of the Securities and Exchange Commission (or SEC) from participating in the exchange offer.

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties that are not related to us. The SEC has not considered this exchange offer in the context of a no-action letter. We cannot assure you that the SEC would make similar determinations with respect to this exchange offer. If any of these conditions are not satisfied, or if our belief is not accurate, and you transfer any exchange notes issued to you in the exchange offer without delivering a resale prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from those requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution”.

Record Date	We mailed this prospectus and the related offer documents to the registered holders of the original notes on , 2005.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2005, unless we decide to extend the expiration date. However, the latest time and date to which the exchange offer may be extended is at 5:00 p.m., New York City time, on , 2005.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions. This exchange offer is not conditioned upon any minimum principal amount of the original notes being tendered.

Exchange Agent	The Bank of New York Trust Company, N.A., the trustee under the indenture governing the notes, is serving as exchange agent for the exchange offer.

Withdrawal Rights	You may withdraw the tender of your original notes at any time before the expiration date of the exchange offer. You must follow the withdrawal procedures as described under the heading “The Exchange Offer — Withdrawal of Tenders.”

Federal Income Tax Considerations	The exchange of original notes for the exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. For a discussion of federal income tax considerations in connection with the exchange offer, see the section entitled “Material Federal Income Tax Considerations” below.

Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes for the original notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer. For a discussion of our proceeds from the exchange offer, see “Use of Proceeds” below.

The Notes
      The form and terms of the exchange notes are the same as the form and terms of the original notes, except that the exchange notes will be registered under the Securities Act. As a result, the exchange notes will not bear legends restricting their transfer and will not have the benefit of the registration rights and liquidated damage provisions contained in the original notes. The exchange notes represent the same debt as the original notes for which they are being exchanged. Both the original notes and the exchange notes, collectively referred to as the notes, are governed by the same indenture.

Issuer	Genentech, Inc.

Securities Offered	$500,000,000 aggregate principal amount of 4.40% Senior Notes due July 15, 2010

$1,000,000,000 aggregate principal amount of 4.75% Senior Notes due July 15, 2015

$500,000,000 aggregate principal amount of 5.25% Senior Notes due July 15, 2035

Maturity	2010 notes: July 15, 2010

2015 notes: July 15, 2015

2035 notes: July 15, 2035

Interest Rate and Payment Dates	2010 notes: 4.40%, payable January 15 and July 15 of each year, beginning on January 15, 2006

2015 notes: 4.75%, payable January 15 and July 15 of each year, beginning on January 15, 2006

2035 notes: 5.25%, payable January 15 and July 15 of each year, beginning on January 15, 2006

Ranking	Each series of notes are our general unsecured senior obligations and rank equally in right of payment with our existing and future unsubordinated debt. The notes are effectively subordinated to any secured debt, to the extent of the collateral securing such indebtedness, and are structurally subordinated to all future and existing obligations of our subsidiaries.

Redemption	The 2010 notes, the 2015 notes and the 2035 notes are redeemable at any time prior to their respective maturities at prices equal to the greater of the principal amount thereof and the sum of the present values of the remaining scheduled payments of principal and interest in respect of the notes to be redeemed discounted to the date of redemption as described under “Description of Notes — Optional Redemption,” plus, in each case, accrued interest.

Certain Indenture Provisions	The indenture governing the notes contains covenants limiting our and our subsidiaries’ ability to incur secured debt and enter into sale-leaseback transactions. These covenants are subject to a number of important limitations and exceptions. For a discussion of the covenants, see subsection entitled “Description of Notes — Certain Covenants” below.

Registration Rights	In connection with the offering of the original notes, we agreed to offer to exchange the original notes for exchange notes. Under certain circumstances we may also be required to file and pursue effectiveness of a shelf registration statement with respect to the notes. If we fail to perform our obligations under the registration rights agreement, holders of the original notes will be entitled to certain payments as liquidated damages. For a discussion of our registration obligations, see the subsection entitled “Description of Notes — Registration Rights; Liquidated Damages” below.

Further Issues	We may, from time to time, without the consent of the holders of the notes, issue additional debt securities of any series of the notes having the same ranking and the same interest rate, maturity and other terms as the notes except for the issue price and issue date and, in some cases, the first interest payment date.

Trustee	The trustee for the notes is The Bank of New York Trust Company, N.A.

Governing Law	The Indenture and the notes will be governed by the laws of the State of New York.

Ratio of Earnings to Fixed Charges

Fiscal Year Ended						Pro Forma
					Six Months Ended	Six Months Ended
December 31,	December 31,	December 31,	December 31,	December 31,
2000	2001	2002	2003	2004	June 30, 2005	June 30, 2005

1.1x	10.0x	3.2x	89.1x	97.2x	79.6x	60.5x
      For the purposes of computing the ratio of earnings to fixed charges, “earnings” is determined by adding: (i) earnings from continuing operations before income taxes and cumulative effect of accounting charges, (ii) amortization of capitalized interest, (iii) interest expense and (iv) the interest portion of rental expense. Fixed charges include interest expense, capitalized interest and the interest portion of rental expense.

RISK FACTORS
      Our business faces significant risks. The risks described below may not be the only risks we face. Additional risks that we do not yet know of or that we currently think are immaterial may also impair our business operations. If any of the events or circumstances described in the following risks actually occur, our business, results of operations or financial condition could suffer. Prospective participants in the exchange offer should carefully consider the following risk factors as well as all other information contained in or incorporated into this prospectus. Except with respect to the risk factors associated with the exchange offer, the risk factors set forth below are generally applicable to the original notes as well as the exchange notes.
Risks Related to our Company
The successful development of biotherapeutics is highly uncertain and requires significant expenditures
      Successful development of biotherapeutics is highly uncertain and is dependent on numerous factors, a number of which are beyond our control. Products that appear promising in research or early phases of development may fail to reach later stages of development or the market for several reasons including:

•	Preclinical tests may show the product to be toxic or lack efficacy in animal models.

•	Clinical trial results that may show the product to be less effective than desired (e.g., the trial failed to meet its objectives) or to have harmful or problematic side effects.

•	Failure to receive the necessary regulatory approvals or a delay in receiving such approvals. Among other things, such delays may be caused by slow enrollment in clinical studies, extended length of time to achieve study endpoints, additional time requirements for data analysis or biologic licensing application (or “BLA”) preparation, discussions with the U.S. Food and Drug Administration (or “FDA”), an FDA request for additional preclinical or clinical data, or unexpected safety, efficacy or manufacturing issues.

•	Difficulties formulating the product, scaling the manufacturing process or in getting approval for manufacturing.

•	Manufacturing costs, pricing or reimbursement issues, or other factors that make the product uneconomical.

•	The proprietary rights of others and their competing products and technologies that may prevent the product from being developed or commercialized.
      Success in preclinical and early clinical trials does not ensure that large-scale clinical trials will be successful. Clinical results are frequently susceptible to varying interpretations that may delay, limit or prevent regulatory approvals. The length of time necessary to complete clinical trials and to submit an application for marketing approval for a final decision by a regulatory authority varies significantly and may be difficult to predict. If our large-scale clinical trials are not successful, we will not recover our substantial investments in the product.
      Factors affecting our research and development (or “R&D”) productivity and the amount of our R&D expenses include, but are not limited to:

•	The number of and the outcome of clinical trials currently being conducted by us and/or our collaborators. For example, our R&D expenses may increase based on the number of late-stage clinical trials being conducted by us and/or our collaborators.

•	The number of products entering into development from late-stage research. For example, there is no guarantee that internal research efforts will succeed in generating sufficient data for us to make a positive development decision or that an external candidate will be available on terms acceptable to us. In the past, some promising candidates did not yield sufficiently positive preclinical results to meet our stringent development criteria.

•	Decisions by F. Hoffmann-La Roche (or “Hoffmann-La Roche”) whether to exercise its options to develop and sell our future products in non-U.S. markets and the timing and amount of any related development cost reimbursements.

•	In-licensing activities, including the timing and amount of related development funding or milestone payments. For example, we may enter into agreements requiring us to pay a significant upfront fee for the purchase of in-process R&D, which we may record as an R&D expense.

•	As part of our strategy, we invest in R&D. R&D as a percentage of revenues can fluctuate with the changes in future levels of revenue. Lower revenues can lead to more limited spending on R&D efforts.

•	We participate in a number of collaborative research arrangements. On many of these collaborations, our share of expenses recorded in our financial statements is subject to volatility based on our collaborators’ spending activities as well as the mix and timing of activities between the parties.

•	We may incur charges associated with expanding our product manufacturing capabilities, as described in “Difficulties or delays in product manufacturing or in obtaining materials from our suppliers could harm our business and/or negatively impact our financial performance” below.

•	Future levels of revenue.
We may be unable to obtain or maintain regulatory approvals for our products
      We are subject to stringent regulation with respect to product safety and efficacy by various international, federal, state and local authorities. Of particular significance are the FDA’s requirements covering R&D, testing, manufacturing, quality control, labeling and promotion of drugs for human use. A biotherapeutic cannot be marketed in the United States (or “U.S.”) until it has been approved by the FDA, and then can only be marketed for the indications approved by the FDA. As a result of these requirements, the length of time, the level of expenditures and the laboratory and clinical information required for approval of a New Drug Application or a BLA, are substantial and can require a number of years. In addition, even if our products receive regulatory approval, they remain subject to ongoing FDA regulation, including, for example, changes to the product label, new or revised regulatory requirements for manufacturing practices, written advisements to physicians or a product recall.
      We may not obtain necessary regulatory approvals on a timely basis, if at all, for any of the products we are developing or manufacturing or maintain necessary regulatory approvals for our existing products, and all of the following could have a material adverse effect on our business:

•	Significant delays in obtaining or failing to obtain required approvals as described in “The successful development of biotherapeutics is highly uncertain and requires significant expenditures” above.

•	Loss of, or changes to, previously obtained approvals.

•	Failure to comply with existing or future regulatory requirements.

•	Changes to manufacturing processes, manufacturing process standards or Good Manufacturing Practices following approval or changing interpretations of these factors.
      In addition, the current regulatory framework could change or additional regulations could arise at any stage during our product development or marketing, which may affect our ability to obtain or maintain approval of our products or require us to make significant expenditures to obtain or maintain such approvals.
Difficulties or delays in product manufacturing or in obtaining materials from our suppliers could harm our business and/or negatively impact our financial performance
      Manufacturing biotherapeutics is difficult and complex, and requires facilities specifically designed and validated for this purpose. It can take longer than five years to design, construct, validate, and license a new biotech manufacturing facility. We currently produce all of our products and we produce some products for others at our manufacturing facilities located in South San Francisco, California, Vacaville, California,

Porriño, Spain, or through various contract-manufacturing arrangements. Problems with any of our or our contractors’ manufacturing processes could result in failure to produce adequate product supplies or product defects which could require us to delay shipment of products, recall products previously shipped or be unable to supply products at all. In addition, we may need to record period charges associated with manufacturing or inventory failures or other production-related costs that are not absorbed into inventory or incur costs to secure additional sources of capacity. Furthermore, there are inherent uncertainties associated with forecasting future demand, especially for newly introduced products of ours or of those for whom we produce products, and as a consequence we may have inadequate capacity to meet our own actual demands and/or the actual demands of those for whom we produce product.
      In order to maintain adequate supply to keep up with growing demand for our products, we must successfully implement a number of manufacturing capacity enhancement projects on schedule, utilize nearly 100 percent of our production capacity in the next several years and maintain a state of regulatory compliance at all of our production sites. If we for any reason fail to obtain licensure for our capacity enhancement projects on schedule, fail to operate at or near capacity, fail to maintain a state of regulatory compliance, or if actual demand significantly exceeds our internal forecasts, we may be unable to maintain an adequate supply of our product to meet all demand. Key capacity enhancement projects, which we must successfully implement, include the following: (i) licensure of our Lonza Biologics contract manufacturing facility to produce Rituxan bulk drug substance by late 2005; (ii) licensure of our Porriño, Spain facility to produce Avastin bulk drug substance for commercial use by early 2006; (iii) licensure of Novartis’ plant in Huningue, France to product Xolair bulk drug substance by early 2006; (iv) licensure of our Wyeth Pharmaceuticals contract manufacturing facility to produce Herceptin bulk drug substance by the end of 2006; (v) licensure of yield improvement processes for Rituxan by the end of 2006 and for Avastin by early 2007; (vi) licensure of our recently acquired Oceanside, California manufacturing facility during the first half of 2007; (vii) construction, qualification and licensure of our new plant in Vacaville, California by 2009.
      We had equipment malfunctions in early 2004 in our filling facility, and consequently, several product lots were not able to be released and a scheduled facility maintenance shut-down was extended. If we experience another significant malfunction in our filling facility, we could experience a shortfall or stock out of one or more products, which, if it were to continue for a significant period of time, could result in a material adverse effect on our product sales and our business.
      Furthermore, certain of our raw materials and supplies required for the production of our principal products or products we make for others are available only through sole source suppliers (the only recognized supplier available to us) or single source suppliers (the only approved supplier for us among other sources), and such raw materials cannot be obtained from other sources without significant delay or at all. If such sole source or single source suppliers were to limit or terminate production or otherwise fail to supply these materials for any reason, such failures could also have a material adverse impact on our products sales and our business.
      Any prolonged interruption in the operations of our or our contractors’ manufacturing facilities could result in cancellations of shipments, loss of product in the process of being manufactured, or a shortfall or stock-out of available product inventory, any of which could have a material adverse impact on our business. A number of factors could cause prolonged interruptions, including:

•	the inability of a supplier to provide raw materials used for manufacture of our products;

•	equipment obsolescence, malfunctions or failures;

•	product contamination problems;

•	damage to a facility, including our warehouses and distribution facility, due to natural disasters, including earthquakes as our South San Francisco, Oceanside and Vacaville facilities are located in areas where earthquakes could occur;

•	changes in FDA regulatory requirements or standards that require modifications to our manufacturing processes;

•	action by the FDA or by us that results in the halting or slowdown of production of one or more of our products or products we make for others due to regulatory issues;

•	a contract manufacturer going out of business or failing to produce product as contractually required;

•	other similar factors.
      Because our manufacturing processes and those of our contractors are highly complex and are subject to a lengthy FDA approval process, alternative qualified production capacity may not be available on a timely basis or at all. Difficulties or delays in our or our contractors’ manufacturing and supply of existing or new products could increase our costs, cause us to lose revenue or market share, damage our reputation and could result in a material adverse effect on our product sales, financial condition and results of operations.
We may be unable to manufacture certain of our products if there is BSE contamination of our bovine source raw material
      Most biotechnology companies, including Genentech, have historically used bovine source raw materials to support cell growth in cell production processes. Bovine source raw materials from within or outside the U.S. are increasingly subject to greater public and regulatory scrutiny because of the perceived risk of contamination with bovine spongiform encephalopathy (or “BSE”). Should BSE contamination occur during the manufacture of any of our products that require the use of bovine source raw materials, it would negatively impact our ability to manufacture those products for an indefinite period of time (or at least until an alternative process is approved), negatively affect our reputation and could result in a material adverse effect on our product sales, financial condition and results of operations.
Decreases in third party reimbursement rates may affect our product sales, results of operations and financial condition
      Sales of our products will depend significantly on the extent to which reimbursement for the cost of our products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Third party payers and governmental health administration authorities are increasingly attempting to limit and/or regulate the price of medical products and services, especially branded prescription drugs. For example, the Medicare Prescription Drug Improvement and Modernization Act, enacted in December 2003 (or “Medicare Act”), provides for, among other things, a reduction in the Medicare reimbursement rates for many drugs, including our oncology products. The Medicare Act as well as other changes in government legislation or regulation or in private third-party payers’ policies toward reimbursement for our products may reduce or eliminate reimbursement of our products’ costs to physicians. Decreases in third-party reimbursement for our products could reduce physician usage of the product and have a material adverse effect on our product sales, results of operations and financial condition.
Protecting our proprietary rights is difficult and costly
      The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and involve complex legal and factual questions. Accordingly, we cannot predict with certainty the breadth of claims allowed in these companies’ patents. Patent disputes are frequent and can preclude the commercialization of products. We have in the past been, are currently, and may in the future be, involved in material litigation and other legal proceedings relating to our proprietary rights, such as the matters with the City of Hope National Medical Center and MedImmune, Inc. Such litigation and other legal proceedings are costly in their own right and could subject us to significant liabilities to third-parties. An adverse decision could force us to either obtain third-party licenses at a material cost or cease using the technology or commercializing the product in dispute. An adverse decision with respect to one or more of our patents or other intellectual property rights could cause us to incur a material loss of royalties and other revenue from licensing arrangements that we have with third-parties, and could significantly interfere with our ability to negotiate future licensing arrangements.

      The presence of patents or other proprietary rights belonging to other parties may lead to our termination of the R&D of a particular product, a loss of our entire investment in the product and subject us to infringement claims.
If there is an adverse outcome in our pending litigation or other legal actions our business may be harmed
      Litigation to which we are currently or have been subjected relates to, among other things, our patent and other intellectual property rights, licensing arrangements with other persons, product liability and financing activities. We cannot predict with certainty the eventual outcome of pending litigation, which may include an injunction against the manufacture or sale of a product or potential product or a judgment with significant monetary award, including the possibility of punitive damages, or a judgment that certain of our patent or other intellectual property rights are invalid or unenforceable. Furthermore, we may have to incur substantial expense in defending these lawsuits and these lawsuits could divert management’s attention from ongoing business concerns.
      Our activities relating to the sale and marketing of our products are subject to regulation under the Federal Food, Drug and Cosmetic Act and other federal statutes, including those relating to government program fraud and abuse. Violations of these laws may be punishable by criminal and/or civil sanctions, including fines and civil monetary penalties, as well as the possibility of exclusion from federal health care programs (including Medicare and Medicaid). In 1999 we agreed to pay $50 million to settle a federal investigation relating to our past clinical, sales and marketing activities associated with human growth hormone. We are currently being investigated by the Department of Justice with respect to our promotional practices of Rituxan, and may in the future be investigated for our promotional practices relating to any of our products. If the government were to bring charges against or convict us of violating these laws, or if we were subject to third party litigation relating to the same promotional practices, there could be a material adverse effect on our business, including our financial condition and results of operations.
We may be unable to retain skilled personnel and maintain key relationships
      The success of our business depends, in large part, on our continued ability to (i) attract and retain highly qualified management, scientific, manufacturing and sales and marketing personnel, (ii) successfully integrate large number of new employees into our corporate culture, and (iii) develop and maintain important relationships with leading research and medical institutions and key distributors. Competition for these types of personnel and relationships is intense.
      Roche has the right to maintain its percentage ownership interest in our common stock. Our affiliation agreement with Roche provides that, among other things, we will establish a stock repurchase program designed to maintain Roche’s percentage ownership in our common stock if we issue or sell any shares. In addition, changes in stock option accounting rules which will require us to recognize all stock-based compensation costs as expenses could adversely effect the number of shares management and our board of directors choose to grant under our stock option plans. We therefore cannot assure you that we will be able to attract or retain skilled personnel or maintain key relationships or that the costs of retaining such personnel or maintaining such relationships will not materially increase.
We face competition
      We face competition from pharmaceutical companies, pharmaceutical divisions of chemical companies, and biotechnology companies of various sizes. Some competitors have greater clinical, regulatory and marketing resources and experience than we do. Many of these companies have commercial arrangements with other companies in the biotechnology industry to supplement their own research capabilities.
      The introduction of new products or follow-on biologics or the development of new processes by competitors or new information about existing products may result in price reductions or product replacements, even for products protected by patents. Over the longer term, our and our collaborators’ abilities to successfully market current products, expand their usage and bring new products to the marketplace will depend on many factors, including but not limited to the effectiveness and safety of the products, FDA and foreign regulatory agencies’ approvals of new products and indications, the degree of patent protection afforded to particular products, and the effect of managed care as an important purchaser of pharmaceutical products.
      We face competition in certain of our therapeutic markets. In the thrombolytic market, Activase and TNKase have lost market share and could lose additional market share to competing thrombolytic therapies and to the use of mechanical reperfusion therapies to treat acute myocardial infarction. We expect that the use of mechanical reperfusion in lieu of thrombolytic therapy for the treatment of acute myocardial infarction will continue to grow.
      In the growth hormone market, we face competition from other companies currently selling growth hormone products and delivery devices. Competitors have also received approval to market their existing growth hormone products for additional indications beyond those that our products are currently are approved. As a result of that competition, we have experienced and may continue to experience a loss in market share.
      Raptiva competes with established therapies for moderate-to-severe psoriasis including oral systemics such as methotrexate and cyclosporin, as well as ultraviolet light therapies. In addition, Raptiva competes with FDA-approved biologic agents Amevive® and ENBREL®, which are marketed by Biogen Idec and Amgen Inc., respectively.
      Avastin may compete with ImClone/ Bristol-Myers Squibb’s ERBITUX®; an EGFR-inhibitor approved for the treatment of irinotecan refractory or intolerant metastatic colorectal cancer patients. We are also aware of products in development at other biotechnology or pharmaceutical companies that, if successful in clinical trials, may compete with Avastin for the indication for which we have approval or for indications for which we are seeking, or may seek, approval.
      Tarceva faces competition from new and established chemotherapy regimens. Specifically, Tarceva competes with the chemotherapeutic products Taxotere® and Alimta®, both of which are indicated for the treatment of relapsed non-small cell lung cancer.
      In addition to the commercial products listed above, there are numerous products in development at other biotech and pharmaceutical companies that, if successful in clinical trials, may compete with our products.
Other factors could affect our product sales
      Other factors that could affect our product sales include, but are not limited to:

•	The timing of FDA approval, if any, of competitive products.

•	Our pricing decisions, including a decision to increase or decrease the price of a product, and the pricing decisions of our competitors.

•	Government and third-party payer reimbursement and coverage decisions that affect the utilization of our products and competing products.

•	Negative safety or efficacy data from new clinical studies could cause the utilization and sales of our products to decrease.

•	Negative safety or efficacy data from post-approval marketing experience could cause sales of our products to decrease or for a product to be recalled.

•	The degree of patent protection afforded our products by patents granted to us and by the outcome of litigation involving our patents.

•	The outcome of litigation involving patents of other companies concerning our products or processes related to production and formulation of those products or uses of those products.

•	The increasing use and development of alternate therapies.

•	The rate of market penetration by competing products.

•	The termination of, or change in, an existing arrangement with any of the wholesalers who supply our products.
Any of these factors could have a material adverse effect on our sales and results of operations.
Our results of operations are affected by our royalty and contract revenues
      Royalty and contract revenues in future periods could vary significantly. Major factors affecting these revenues include, but are not limited to:

•	Hoffmann-La Roche’s decisions whether to exercise its options and option extensions to develop and sell our future products in non-U.S. markets and the timing and amount of any related development cost reimbursements.

•	Variations in Hoffmann-La Roche’s sales and other licensees’ sales of licensed products.

•	The expiration or termination of existing arrangements with other companies and Hoffmann-La Roche, which may include development and marketing arrangements for our products in the U.S., Europe and other countries outside the U.S.

•	The timing of non-U.S. approvals, if any, for products licensed to Hoffmann-La Roche and to other licensees.

•	Fluctuations in foreign currency exchange rates.

•	The initiation of new contractual arrangements with other companies.

•	Whether and when contract benchmarks are achieved.

•	The failure of or refusal of a licensee to pay royalties.

•	The expiration or invalidation of our patents or licensed intellectual property. For example, patent litigations, interferences, oppositions, and other proceedings involving our patents often include claims by third-parties that such patents are invalid or unenforceable. If a court, patent office, or other authority were to determine that a patent under which we receive royalties and/or other revenues is invalid or unenforceable, that determination could cause us to suffer a loss of such royalties and/or revenues, and could cause us to incur other monetary damages.

•	Decreases in licensees’ sales of product due to competition, manufacturing difficulties or other factors that affect the sales of product.
We may incur material product liability costs
      The testing and marketing of medical products entail an inherent risk of product liability. Liability exposures for biotherapeutics could be extremely large and pose a material risk. Our business may be materially and adversely affected by a successful product liability claim or claims in excess of any insurance coverage that we may have.
Insurance coverage is increasingly more difficult and costly to obtain or maintain
      While we currently have insurance for our business, property and our products first- and third-party insurance is increasingly more costly and narrower in scope, and we may be required to assume more risk in the future or make significant expenditures to maintain our current levels of insurance. If we are subject to third-party claims or suffer a loss or damage in excess of our insurance coverage, we may be required to share that risk in excess of our insurance limits. Furthermore, any first- or third-party claims made on our insurance policy may impact our ability to obtain or maintain insurance coverage at reasonable costs or at all in the future.

We are subject to environmental and other risks
      We use certain hazardous materials in connection with our research and manufacturing activities. In the event such hazardous materials are stored, handled or released into the environment in violation of law or any permit, we could be subject to loss of our permits, government fines or penalties and/or other adverse governmental or private actions. The levy of a substantial fine or penalty, the payment of significant environmental remediation costs or the loss of a permit or other authorization to operate or engage in our ordinary course of business could materially adversely affect our business.
      We also have acquired, and may continue to acquire in the future, land and buildings as we expand our operations. Some of these properties are “brownfields” for which redevelopment or use is complicated by the presence or potential presence of a hazardous substance, pollutant or contaminant. Certain events could occur which may require us to pay significant clean-up or other costs in order to maintain our operations on those properties. Such events include, but are not limited to, changes in environmental laws, discovery of new contamination, or unintended exacerbation of existing contamination. The occurrence of any such event could materially affect our ability to continue our business operations on those properties.
Fluctuations in our operating results could affect the price of our common stock
      Our operating results may vary from period to period for several reasons including:

•	The overall competitive environment for our products as described in “We face competition” above.

•	The amount and timing of sales to customers in the U.S. For example, sales of a product may increase or decrease due to pricing changes, fluctuations in distributor buying patterns or sales initiatives that we may undertake from time to time.

•	The amount and timing of our sales to Hoffmann-La Roche and our other collaborators of products for sale outside of the U.S. and the amount and timing of sales to their respective customers, which directly impacts both our product sales and royalty revenues.

•	The timing and volume of bulk shipments to licensees.

•	The availability and extent of government and private third-party reimbursements for the cost of therapy.

•	The extent of product discounts extended to customers.

•	The effectiveness and safety of our various products as determined both in clinical testing and by the accumulation of additional information on each product after the FDA approves it for sale.

•	The rate of adoption by physicians and use of our products for approved indications and additional indications. Among other things, the rate of adoption by physicians and use of our products may be affected by results of clinical studies reporting on the benefits or risks of a product.

•	The potential introduction of new products and additional indications for existing products.

•	The ability to successfully manufacture sufficient quantities of any particular marketed product.

•	The number and size of any product price increases we may issue.
Our integration of new information systems could disrupt our internal operations, which could harm our revenues and increase our expenses
      Portions of our information technology infrastructure may experience interruptions, delays or cessations of service or produce errors. As part of our Enterprise Resource Planning efforts, we are in the process of implementing new general ledger, financial reporting, order management, procurement and data warehouse systems to replace our current systems, but we may not be successful in implementing the new systems, and transitioning data and other aspects of the process could be expensive, time consuming, disruptive and resource intensive. Any disruptions that may occur in the implementation of new systems or any future systems could adversely affect our ability to report in an accurate and timely manner the results of our consolidated operations, our financial position and cash flows. Disruptions to these systems also could adversely impact our ability to fulfill orders and interrupt other operational processes. Delayed sales, lower margins or lost customers resulting from these disruptions could adversely affect our financial results.
Our affiliation agreement with Roche Holdings, Inc. (or “Roche”) could adversely affect our cash position
      Our affiliation agreement with Roche provides that we establish a stock repurchase program designed to maintain Roche’s percentage ownership interest in our common stock based on an established Minimum Percentage (as defined below). Under the terms of the affiliation agreement, Roche’s lowest ownership percentage is to be 55.7%. At June 30, 2005, Roche held approximately 55.3% or our outstanding shares.
      While the dollar amounts associated with future stock repurchase programs cannot currently be determined, future stock repurchases could have a material adverse impact on our liquidity, credit rating and ability to access additional capital in the financial markets, and may have the effect of limiting our ability to use our capital stock as consideration for acquisitions.
Roche Holdings, Inc., our controlling stockholder, may have interests that are adverse to other stockholders
      Roche as our majority stockholder controls the outcome of most actions requiring the approval of our stockholders. Our bylaws provide, among other things, that the composition of our board of directors shall consist of at least three directors designated by Roche, three independent directors nominated by the nominating committee and one Genentech executive officer nominated by the nominating committee. Currently, three of our directors, Mr. William Burns, Dr. Erich Hunziker and Dr. Jonathan K.C. Knowles, also serve as officers and employees of Roche Holding Ltd and its affiliates. As long as Roche owns in excess of 50% of our common stock, Roche directors will comprise two of the three members of the nominating committee. However, at any time until Roche owns less than 5% of our stock, Roche will have the right to obtain proportional representation on our board. We cannot assure you that Roche will not seek to influence our business operations in a manner that is contrary to our goals or strategies.
Our affiliation agreement with Roche could limit our ability to make acquisitions and could have a material negative impact on our liquidity
      The affiliation agreement between us and Roche contains provisions that:

•	Require the approval of the directors designated by Roche to make any acquisition or any sale or disposal of all or a portion of our business representing 10% or more of our assets, net income or revenues.

•	Enable Roche to maintain its percentage ownership interest in our common stock.

•	require us to establish a stock repurchase program such that, with respect to any issuance of our common stock in the future, the percentage of our common stock owned by Roche immediately after such issuance will be no lower than Roche’s lowest percentage ownership of our common stock at any time after our offering of common stock occurring in July 1999 and prior to the time of such issuance (or the Minimum Percentage), except that we may issue shares up to an amount that would cause Roche’s lowest percentage ownership to be no more than 2% below the Minimum Percentage. Under the terms of the affiliation agreement, Roche’s lowest ownership percentage is to be 55.7%. At June 30, 2005, Roche held approximately 55.3% of our outstanding shares.
These provisions may have the effect of limiting our ability to make acquisitions and while the dollar amounts associated with our future stock repurchases cannot currently be estimated, stock repurchases could have a material adverse impact on our liquidity, credit rating and ability to access additional capital in the financial markets.

Our stockholders may be unable to prevent transactions that are favorable to Roche but adverse to us
      Our certificate of incorporation includes provisions relating to the following matters:

•	Competition by Roche affiliates with us.

•	Offering of corporate opportunities.

•	Transactions with interested parties.

•	Intercompany agreements.

•	Provisions limiting the liability of specified employees.
Our certificate of incorporation provides that any person purchasing or acquiring an interest in shares of our capital stock shall be deemed to have consented to the provisions in the certificate of incorporation relating to competition with Roche, conflicts of interest with Roche, the offer of corporate opportunities to Roche and intercompany agreements with Roche. This deemed consent might restrict the ability to challenge transactions carried out in compliance with these provisions.
Potential conflicts of interest could limit our ability to act on opportunities that are favorable to us but adverse to Roche
      Persons who are directors and/or officers of Genentech and who are also directors and/or officers of Roche may decline to take action in a manner that might be favorable to us but adverse to Roche. Three of our directors currently serve as officers and employees of Roche Holding Ltd and its affiliates.
Our effective tax rate may vary significantly
      Various internal and external factors may have favorable or unfavorable effects on our future effective tax rate. These factors include but are not limited to changes in tax laws, regulations and/or rates, changing interpretations of existing tax laws or regulations, future levels of R&D spending, and changes in overall levels of pretax earnings.
Recent accounting pronouncements may impact our future financial position and results of operations
      There may be potential new accounting pronouncements or regulatory rulings, which may have an impact on our future financial position and results of operations. In December 2004, the FASB issued a revision of Statement of Financial Accounting Standards (or “FAS”) No. 123, “Accounting for Stock-Based Compensation.” The revision is referred to as “FAS 123R — Share-Based Payment”, which supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and will require companies to recognize compensation expense, using a fair-value based method, for costs related to share-based payments including stock options and stock issued under our employee stock plans. We expect to adopt FAS 123R using the modified prospective basis on January 1, 2006. We expect that our adoption of FAS 123R will result in compensation expense comparable, before the effect of capitalization of manufacturing related compensation expenses, to those disclosed in Note 1, “Summary of Significant Accounting Policies — Accounting for Stock-Based Compensation,” in the Notes to Condensed Consolidated Financial Statements of Part I, Item 1 of our Form 10-Q filed with the SEC on August 3, 2005 incorporated by reference into this offering memorandum. We are currently evaluating option valuation methodologies and assumptions in light of FAS 123R; the methodologies and assumptions we ultimately use to adopt FAS 123R may be different than those currently used as discussed in Note 1, “Summary of Significant Accounting Policies — Accounting for Stock-Based Compensation,” in the Notes to Condensed Consolidated Financial Statements of Part I, Item 1 of our Form 10-Q filed with the SEC on August 3, 2005 incorporated by reference into this offering memorandum. We currently expect that our adoption of FAS 123R will have a material impact on our consolidated results of operations.
      Under Financial Accounting Standards Board (or “FASB”) Interpretation No. 46R (or “FIN 46R”), a revision to Interpretation 46, “Consolidation of Variable Interest Entities,” we are required to assess new business development collaborations as well as to reassess, upon certain events, some of which are outside our control, the accounting treatment of our existing business development collaborations based on the nature and extent of our variable interests in the entities as well as the extent of our ability to exercise influence in the entities with which we have such collaborations. Our continuing compliance with FIN 46R may result in our consolidation of companies or related entities with which we have a collaborative arrangement and this may have a material impact on our financial condition and/or results of operations in future periods.
Risks Related to our Indebtedness
Our substantial indebtedness could adversely affect our operations and financial results and prevent us from fulfilling our obligations under the notes
      We have a significant amount of indebtedness. As of June 30, 2005, we had approximately $485 million of long-term debt, and stockholders’ equity of approximately $8 billion, which amount does not include off balance sheet obligations, including those related to a synthetic lease of $160 million. In addition, as of June 30, 2005, on an as adjusted basis giving effect to the completion of the offering of the original notes and the application of the net proceeds from the sale of the original notes, our long term debt would have been approximately $2 billion due to the repayment of our Vacaville synthetic lease and non-controlling interest obligations of $425 million.
      Our substantial indebtedness could have important consequences to you. For example, it could:

•	be difficult for us to satisfy our obligations with respect to the notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of our cash flow to fund working capital, capital expenditures, R&D, expansion efforts and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	place us at a competitive disadvantage compared to our competitors that have less debt.
To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control
      Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund planned capital expenditures, R&D, as well as required stock repurchases and expansion efforts will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are and will remain beyond our control. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries.
We may still be able to incur substantially more debt, which could further exacerbate the risks described above
      We may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing the notes do not prohibit us from incurring additional indebtedness. If new debt is added to our current debt levels, the related risks that we now face could increase.

Risks Related to the Notes
If you fail to follow the exchange offer procedures, your original notes will not be accepted for exchange
      We will not accept your original notes for exchange if you do not follow the exchange offer procedures. We will issue exchange notes as part of this exchange offer only after timely receipt of your original notes, a properly completed and duly executed letter of transmittal and all other required documents or if you comply with the guaranteed delivery procedures for tendering your original notes. Therefore, if you want to tender your original notes, please allow sufficient time to ensure timely delivery. If we do not receive your original notes, letter of transmittal, and all other required documents by the expiration date of the exchange offer, or you do not otherwise comply with the guaranteed delivery procedures for tendering your original notes, we will not accept your original notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange. If there are defects or irregularities with respect to your tender of original notes, we will not accept your original notes for exchange unless we decide in our sole discretion to waive such defects or irregularities.
If you fail to exchange your original notes for exchange notes, they will continue to be subject to the existing transfer restrictions and you may not be able to sell them
      We did not register the original notes, nor do we intend to do so following the exchange offer. Original notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. As a result, if you hold original notes after the exchange offer, you may not be able to sell them. To the extent any original notes are tendered and accepted in the exchange offer, the trading market, if any, for the original notes that remain outstanding after the exchange offer may be adversely affected due to a reduction in market liquidity.
The notes are obligations exclusively of Genentech, Inc. and not of our subsidiaries and payment to holders of the notes will be structurally subordinated to the claims of our subsidiaries’ creditors
      The notes are not guaranteed by any of our subsidiaries. As a result, liabilities, including indebtedness or guarantees of indebtedness, of each of our subsidiaries will rank effectively senior to the indebtedness represented by the notes, to the extent of such subsidiary’s assets. As of June 30, 2005, we had no material subsidiary liabilities, other than trade payables of $6.8 million. However, the indenture does not restrict the future incurrence of liabilities or issuances of preferred stock, including unsecured indebtedness or guarantees of indebtedness, by our subsidiaries.
The notes will be effectively subordinated to our future secured indebtedness
      The notes are not secured by any of our assets. As a result, our secured indebtedness will rank effectively senior to the indebtedness represented by the notes, to the extent of the value of the assets securing such indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation or reorganization, or other bankruptcy proceeding, our secured creditors will have a superior claim to their collateral. If any of the foregoing occur, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. Holders of the notes will participate ratably with all holders of our unsecured senior indebtedness, and with all of our other general senior creditors, based upon the respective amounts owed to each holder, or creditor, in our remaining assets. As of June 30, 2005, we had no material secured indebtedness, but we cannot assure you that such indebtedness will not be increased in the future. The indenture permits us to incur certain secured indebtedness in the future. For a discussion of our ability to incur secured indebtedness, see the subsection entitled “Description of Notes — Certain Covenants — Limitation on Liens” below.

There is no established trading market for the notes, which means there are uncertainties regarding the price and terms on which a bidder could dispose of the notes, if at all
      There is no existing trading market for any series of notes and we do not expect to list them on any securities exchange or on the Nasdaq National Market. Although the initial purchasers of the original notes informed us that they intend to make a market in each series of notes (including each series of exchange notes), they have no obligation to do so and may cease their market-making at any time without notice. In addition, market-making will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during this exchange offer and the pendency of any shelf registration statement. The liquidity of the trading market in these notes, and the market price quoted for these notes, may be adversely affected by:

•	changes in the overall market for debt securities;

•	changes in our financial performance or prospects;

•	the prospects for companies in our industry generally;

•	the number of holders or amounts outstanding of the respective series of notes;

•	the interest of securities dealers in making a market for the notes; and

•	prevailing interest rates.
      As a result, you cannot be sure that an active trading market will develop for any series of notes or the exchange notes.

USE OF PROCEEDS
      The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the original notes. We will not receive any cash proceeds from the issuance of the exchange notes. The original notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any increase or decrease in our indebtedness.

THE EXCHANGE OFFER
Purpose and Effect of the Exchange Offer
      On July 18, 2005, we sold the original notes in a private placement. The original notes were sold to the initial purchasers who in turn resold the notes to a limited number of “Qualified Institutional Buyers,” as defined under the Securities Act, and to non-U.S. persons in transactions outside the United States in reliance on Regulation S of the Securities Act. In connection with the sale of the original notes, we and the initial purchasers entered into a registration rights agreement. Under the registration rights agreement, we have agreed to file a registration statement regarding the exchange of the original notes for the exchange notes which are registered under the Securities Act. We have also agreed to use our reasonable efforts to cause the registration statement to become effective with the SEC and to conduct this exchange offer.
      We are making the exchange offer to comply with our obligations under the registration rights agreement. A copy of the registration rights agreement has been filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on July 19, 2005.
      In order to participate in the exchange offer, you must represent to us, among other things, that:

•	you are acquiring the exchange notes in the exchange offer in the ordinary course of your business;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes;

•	you do not have any arrangement or understanding with any person to participate in the distribution of the exchange notes;

•	you are not a broker-dealer tendering original notes acquired directly from us for your own account; and

•	you are not one of our “affiliates,” as defined in Rule 405 of the Securities Act.
Resale of the Exchange Notes
      Based on a previous interpretation by the Staff of the SEC as set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation (available May 13, 1988) and Morgan Stanley & Co. Incorporated (available June 5, 1991), we believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the representations set forth in “— Purpose and Effect of the Exchange Offer” apply to you.
      If:

•	you are one of our “affiliates,” as defined in Rule 405 of the Securities Act;

•	you are a broker-dealer who acquired original notes in the initial private placement and not as a result of market-making activities or other trading activities; or

•	you acquire exchange notes in the exchange offer for the purpose of distributing or participating in the distribution of the exchange notes, you cannot participate in the exchange offer or rely on the position of the staff of the SEC contained in the no-action letters mentioned above and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.
      Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The company has agreed that, starting on the expiration date and ending on the close of business 90 days after the expiration date, it will make this prospectus available to any broker-dealer for use in connection with any such resale. Any holder that is a broker-dealer participating in the exchange offer must notify the exchange agent at the telephone number set forth in the enclosed letter of transmittal and must comply with the procedures for broker-dealers participating in the exchange offer. We have not entered into any arrangement or understanding with any person to distribute the exchange notes to be received in the exchange offer. The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of original notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of the particular jurisdiction.
Terms of the Exchange Offer
      This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept original notes for exchange which are properly tendered on or before the expiration date and are not withdrawn as permitted below. The expiration date for this exchange offer is 5:00 p.m., New York City time, on                     , 2005, or such later date and time to which we, in our sole discretion, extend the exchange offer, subject to applicable law. However, the latest time and date to which we can extend the exchange offer is 5:00 p.m., New York City time, on                     , 2005.
      As of the date of this prospectus, $500 million in aggregate principal amount of the 2010 original notes, $1 billion in aggregate principal amount of the 2015 original notes and $500 million in aggregate principal amount of the 2035 original notes are outstanding. This prospectus, together with the letter of transmittal, is being sent to all registered holders of the original notes on this date. There will be no fixed record date for determining registered holders of the original notes entitled to participate in the exchange offer. However, holders of the original notes must cause their original notes to be tendered by book-entry transfer or tender their certificates for the original notes before the expiration date of the exchange offer in order to participate in the exchange offer.
      The form and terms of the exchange notes being issued in the exchange offer are the same as the form and terms of the original notes except that:

•	the exchange notes being issued in the exchange offer will have been registered under the Securities Act;

•	the exchange notes being issued in the exchange offer will not bear the restrictive legends restricting their transfer under the Securities Act; and

•	the exchange notes being issued in the exchange offer will not contain the registration rights and liquidated damages provisions contained in the original notes.
      The exchange notes will evidence the same debt as the original notes and will be issued under the same indenture, so each series of the exchange notes and the original notes will be treated as a single class of debt securities under the indenture. The original notes and the exchange notes within each series will, however, have separate CUISP numbers.
      Outstanding notes being tendered in the exchange offer must be in integral multiples of $1,000. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered pursuant to the exchange offer.
      The exchange offer is not conditioned upon any minimum aggregate principal amount of the original notes being tendered for exchange.
      We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and applicable federal securities laws. Original notes that are not tendered for exchange under the exchange offer will remain outstanding and will be entitled to the rights under the related indenture. Any original notes not tendered for exchange will not retain any rights under the registration rights agreement and will remain subject to transfer restrictions. See “— Consequences of Failure to Exchange Outstanding Securities.” You do not have any approval or dissenters’ rights under the indenture in connection with the exchange offer.
      We will be deemed to have accepted validly tendered original notes when, as and if we will have given oral or written notice of our acceptance of the validly tendered original notes to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us. If any tendered original notes are not accepted for exchange because of an invalid tender or the occurrence of other events set forth in this prospectus or otherwise, certificates for any unaccepted original notes will be returned, or, in the case of original notes tendered by book-entry transfer, those unaccepted original notes will be credited to an account maintained with The Depository Trust Company, without expense to the tendering holder of those original notes as promptly as practicable after the expiration date of the exchange offer. See “— Procedures for Tendering.”
      Those who tender original notes in the exchange offer will not be required to pay brokerage commission or fees or, subject to the instruction in the letter of transmittal, transfer taxes with respect to the exchange under the exchange offer. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. See “— Fees and Expenses.”
Expiration Date; Extensions, Amendments
      The expiration date is 5:00 p.m., New York City time on                     , 2005, or such later date and time to which we, in our sole discretion, extend the exchange offer, subject to applicable law. However, the latest time and date to which we can extend the exchange offer is 5:00 p.m., New York City time, on                     , 2005.
      In case of an extension of the expiration date of the exchange offer, we will issue a press release or other public announcement no later than 9:00 a.m. Eastern time, on the next business day after the previously scheduled expiration date. Such notification may state that we are extending this exchange offer for a specified period of time, but in no event later than                     , 2005.
Conditions to the Completion of the Exchange Offer
      We may not accept original notes for exchange and may terminate or not complete the exchange offer if:

•	any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the exchange offer or otherwise relating in any manner to the exchange offer is instituted or threatened;

•	any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction shall have been proposed, enacted, enforced or deemed applicable to the exchange offer, any of which would or might restrain, prohibit or delay completion of the exchange offer;

•	any of the following occurs and the adverse effect of such occurrence shall, in our reasonable judgment, be continuing:

•	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States;

•	any extraordinary or material adverse change in U.S. financial markets generally, including, without limitation, a decline of at least 10% in either the Dow Jones Industrial Average, the NASDAQ Index or the Standard & Poor’s 500 Index from the date of commencement of the exchange offer;

•	a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States;

•	any limitation, whether or not mandatory, by any governmental entity on, or any other event that would reasonably be expected to materially adversely affect, the extension of credit by banks or other lending institutions;

•	a commencement of a war or other national or international calamity directly or indirectly involving the United States, which would reasonably be expected to affect materially or adversely, or to delay materially, the completion of the exchange offer; or

•	if any of the situations described above existed at the time of commencement of the exchange offer and that situation deteriorates materially after commencement of the exchange offer.

•	any tender or exchange offer, other than this exchange offer by us, with respect to some or all of our outstanding common stock or any merger, acquisition or other business combination proposal involving us shall have been proposed, announced or made by any person or entity;

•	any event or events occur that have resulted or may result, in our reasonable judgment, in a material adverse change in our business or financial condition; or

•	as the term “group” is used in Section 13(d)(3) of the Exchange Act:

•	any person, entity or group acquires more than 5% of our outstanding shares of common stock, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to the date of commencement of the exchange offer;

•	any such person, entity or group which had publicly disclosed such ownership prior to such date shall acquire additional common stock constituting more than 2% of our outstanding shares;

•	any new group shall have formed that beneficially owns more than 5% of our outstanding shares of common stock that in our reasonable judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with the exchange offer or with such acceptance for exchange of existing notes;

•	any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939;

•	any governmental approval or approval by holders of the original notes has not been obtained if we, in our reasonable judgment, deem this approval necessary for the consummation of the exchange offer; or

•	there occurs a change in the current interpretation by the Staff of the SEC which permits the exchange notes to be issued in the exchange offer to be offered for resale, resold and otherwise transferred by the holders of the exchange notes, other than broker-dealers and any holder which is an “affiliate” of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the exchange notes acquired in the exchange offer are acquired in the ordinary course of that holder’s business and that holder has no arrangement or understanding with any person to participate in the distribution of the exchange notes to be issued in the exchange offer.
      If any of the above events occur, we may:

•	terminate the exchange offer and promptly return all tendered original notes to tendering holders;

•	complete and/or extend the exchange offer and, subject to your withdrawal rights, retain all tendered original notes until the extended exchange offer expires;

•	amend the terms of the exchange offer; or

•	waive any unsatisfied condition (other than those dependent upon receipt of necessary governmental approvals) and, subject to any requirement to extend the period of time during which the exchange offer is open, complete the exchange offer.
      We may assert these conditions with respect to the exchange offer regardless of the circumstances giving rise to them. All conditions to the exchange offer, other than those dependent upon receipt of necessary government approvals, must be satisfied or waived by us before the expiration of the exchange offer. We may waive any condition (other than those dependent upon receipt of necessary governmental approvals) in whole or in part at any time prior to the expiration of the exchange offer in our discretion. Our failure to exercise our rights under any of the above circumstances does not represent a waiver of these rights. Each right is an ongoing right that may be asserted at any time prior to the expiration of the exchange offer. Any determination by us concerning the conditions described above will be final and binding upon all parties.
      If a waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that we will file with the SEC and, if required, distribute to the registered holders of the original notes, and we will extend the exchange offer for a period of five to ten business days, as required by applicable law, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during the five to ten business day period.
Procedures for Tendering
      To effectively tender original notes by book-entry transfer to the account maintained by the exchange agent at DTC, holders of original notes must request a DTC participant to, on their behalf, in lieu of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance through DTC’s Automated Tender Offer Program, or ATOP. DTC will then edit and verify the acceptance and send an agent’s message to the exchange agent for its acceptance. An “agent’s message” is a message transmitted by DTC to, and received by, the exchange agent and forming a part of the book-entry confirmation, as defined below, which states that DTC has received an express acknowledgment from the DTC participant tendering original notes on behalf of the holder of such original notes that such DTC participant has received and agrees to be bound by the terms and conditions of the exchange offer as set forth in this prospectus and the related letter of transmittal and that we may enforce such agreement against such participant or timely confirmation of a book-entry transfer of the original notes into the exchange agent’s account at DTC (a “book-entry confirmation”) pursuant to the book-entry transfer procedures described below, as well as an agent’s message pursuant to DTC’s ATOP system must be delivered to the exchange agent on or prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.
      To effectively tender any original notes held in physical form, a holder of the original notes must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver such letter of transmittal or a facsimile thereof, together with the certificates representing such original notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.
      Holders of original notes whose certificates for original notes are not lost but are not immediately available or who cannot deliver their certificates and all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date, or who cannot complete the procedures for book-entry transfer on or prior to the expiration date, may tender their original notes according to the guaranteed delivery procedures set forth in “— Guaranteed Delivery Procedures” below.
      The method of delivery of the letter of transmittal, any required signature guarantees, the original notes and all other required documents, including delivery of original notes through DTC, and transmission of an agent’s message through DTC’s ATOP system, is at the election and risk of the tendering holders, and the delivery will be deemed made only when actually received or confirmed by the exchange agent. If original notes are sent by mail, it is suggested that the mailing be registered mail, properly insured, with return receipt requested, made sufficiently in advance of the expiration date, as desired, to permit delivery to the exchange agent prior to 5:00 p.m. on the expiration date. Holders tendering original notes through DTC’s ATOP system must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such respective date.
      No original notes, agent’s messages, letters of transmittal or other required documents should be sent to us. Delivery of all original notes, agent’s messages, letters of transmittal and other documents must be made to the exchange agent. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

      The tender by a holder of original notes, including pursuant to the delivery of an agent’s message through DTC’s ATOP system, will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.
      Holders of original notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee who wish to tender must contact such registered holder promptly and instruct such registered holder how to act on such non-registered holder’s behalf.
      Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act (each an “eligible institution”) unless the original notes tendered pursuant to the letter of transmittal or a notice of withdrawal are tendered:

•	by a registered holder of original notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an eligible institution.
      If a letter of transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with such letter of transmittal.
      If the letter of transmittal is signed by a person other than the registered holder, the original notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holders’ name appears on the original notes.
      All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered original notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all original notes not validly tendered or any original notes which, if accepted, would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular original notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time as we shall determine. Although we intend to notify you of defects or irregularities with respect to tenders of original notes, none of us, the exchange agent, or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of original notes, nor shall any of them incur any liability for failure to give such notification. Tenders of original notes will not be deemed to have been made until such irregularities have been cured or waived. Any original notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.
      Although we have no present plan to acquire any original notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any original notes that are not tendered in the exchange offer, we reserve the right, in our sole discretion, to purchase or make offers for any original notes after the expiration date of the exchange offer, from time to time, through open market or privately negotiated transactions, one or more additional exchange or tender offers, or otherwise, as permitted by law, the indenture and our other debt agreements. Following consummation of this exchange offer, the terms of any such purchases or offers could differ materially from the terms of this exchange offer.

      By tendering, each holder will represent to us that, among other things:

•	it is not an affiliate of ours;

•	the person acquiring the exchange notes in the exchange offer is obtaining them in the ordinary course of its business, whether or not such person is the holder, and

•	neither the holder nor such person is engaged in or intends to engage in or has any arrangement or understanding with any person to participate in the distribution of the exchange notes issued in the exchange offer.
      If any holder or any such other person is an “affiliate,” as defined under Rule 405 of the Securities Act, of us, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of exchange notes to be acquired in the exchange offer, that holder or any such other person:

•	may not participate in the exchange offer;

•	may not rely on the applicable interpretations of the staff of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.
      Each broker-dealer who acquired its original notes as a result of market-making activities or other trading activities, and thereafter receives exchange notes issued for its own account in the exchange offer, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes issued in the exchange offer. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.
Acceptance of Original Notes for Exchange; Delivery of Exchange Notes Issued in the Exchange Offer
      Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all original notes properly tendered and will issue exchange notes registered under the Securities Act. For purposes of the exchange offer, we will be deemed to have accepted properly tendered original notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See “— Conditions to the Exchange Offer” for a discussion of the conditions that must be satisfied before we accept any original notes for exchange.
      For each original note accepted for exchange, the holder will receive an exchange note registered under the Securities Act having a principal amount equal to that of the surrendered original note. As a result, registered holders of exchange notes issued in the exchange offer on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid on the original notes, from July 18, 2005. Original notes that we accept for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Under the registration rights agreement, we may be required to make additional payments in the form of additional interest to the holders of the original notes under circumstances relating to the timing of the exchange offer.
      In all cases, we will issue exchange notes in the exchange offer for original notes that are accepted for exchange only after the exchange agent timely receives:

•	certificates for such original notes or a book-entry confirmation of such original notes into the exchange agent’s account at DTC or certificates for such original notes;

•	an agent’s message or a properly completed and duly executed letter of transmittal; and/or

•	any other required documents.

      If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered original notes, or if a holder submits original notes for a greater principal amount than the holder desires to exchange or a holder withdraws original notes, we will return such unaccepted, non-exchanged or withdrawn original note without cost to the tendering holder. In the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC, such non-exchanged original notes will be credited to an account maintained with DTC. We will return the original notes or have them credited to the DTC account as promptly as practicable after the expiration or termination of the exchange offer.
Book-Entry Transfer
      The exchange agent will establish an account with respect to the original notes at DTC for purposes of this exchange offer. Any financial institution that is a participant in DTC’s ATOP systems may use DTC’s ATOP procedures to tender original notes. Such participant may make a book-entry delivery of original notes by causing DTC to transfer such original notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. However, although delivery of original notes may be effected through a book-entry transfer at DTC, the letter of transmittal, or facsimile thereof, with any required signature guarantees, or an agent’s message pursuant to the ATOP procedures and any other required documents must, in any case, be transmitted to and received by the exchange agent at the address set forth in this prospectus on or prior to the expiration date of the exchange offer, or the guaranteed delivery procedures described below must be complied with. Delivery of documents to DTC will not constitute valid delivery to the exchange agent.
Guaranteed Delivery Procedures
      If your certificates for original notes are not lost but are not immediately available or you cannot deliver your certificates and any other required documents to the exchange agent on or prior to the expiration date, or you cannot complete the procedures for book-entry transfer on or prior to the expiration date, you may nevertheless effect a tender of your original notes if:

•	the tender is made through an eligible institution;

•	prior to the expiration date of the exchange offer, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a validly completed and duly executed notice of guaranteed delivery, substantially in the form provided with this prospectus, or an agent’s message with respect to guaranteed delivery which:

•	sets forth your name and address and the amount of your original notes tendered;

•	states that the tender is being made thereby; and

•	guarantees that within three NYSE trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•	the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.
Withdrawal of Tenders
      Tenders of original notes may be properly withdrawn at any time prior 5:00 p.m., New York City time, on the expiration date of the exchange offer.
      For a withdrawal of a tender to be effective, a written notice of withdrawal delivered by hand, overnight by courier or by mail, or a manually signed facsimile transmission, or a properly transmitted “Request

Message” through DTC’s ATOP system, must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any such notice of withdrawal must:

•	specify the name of the person that tendered the original notes to be properly withdrawn;

•	identify the original notes to be properly withdrawn, including the principal amount of such original notes;

•	in the case of original notes tendered by book-entry transfer, specify the number of the account at DTC from which the original notes were tendered and specify the name and number of the account at DTC to be credited with the properly withdrawn original notes and otherwise comply with the procedures of such facility;

•	contain a statement that such holder is withdrawing its election to have such original notes exchanged for exchange notes;

•	other than a notice transmitted through DTC’s ATOP system, be signed by the holder in the same manner as the original signature on the letter of transmittal by which such original notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the original notes register the transfer of such original notes in the name of the person withdrawing the tender; and

•	specify the name in which such original notes are registered, if different from the person who tendered such original notes.
      All questions as to the validity, form, eligibility and time of receipt of such notice will be determined by us, and our determination shall be final and binding on all parties. Any original notes so properly withdrawn will be deemed not to have been validly tendered for exchange for purposes of this exchange offer. No exchange notes will be issued with respect to any withdrawn original notes unless the original notes so withdrawn are later tendered in a valid fashion. Any original notes that have been tendered for exchange but are not exchanged for any reason will be returned to the tendering holder thereof without cost to such holder, or, in the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, such original notes will be credited to an account maintained with DTC for the original notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be retendered by following the procedures described above at any time on or prior to the expiration date of the exchange offer.
Exchange Agent
      The Bank of New York Trust Company, N.A. has been appointed as exchange agent for this exchange offer. Letters of transmittal, agent’s message or request messages through DTC’s ATOP system, notices of guaranteed delivery and all correspondence in connection with this exchange offer should be sent or delivered by each holder of original notes or a beneficial owner’s broker, dealer, commercial bank, trust company or other nominee to the exchange agent at the following address: The Bank of New York Trust Company, N.A., c/o The Bank of New York, 101 Barclay Street, 7 East, New York, New York 10286, Attention: Carolle Montreuil, telephone: (212) 815-5920, facsimile: (212) 298-1915. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. Delivery or facsimile to a party other than the exchange agent will not constitute valid delivery.
Fees and Expenses
      The expenses of soliciting tenders pursuant to this exchange offer will be paid by us.
      Except as described above, we will not make any payments to brokers, dealers or other persons soliciting acceptances of this exchange offer. We will, however, pay the reasonable and customary fees and out-of-pocket expenses of the exchange agent, the trustee, and legal, accounting, and related fees and expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses incurred in forwarding copies of this prospectus and related documents to the beneficial owners of the original notes, and in handling or forwarding tenders for exchange.
      We will also pay all transfer taxes, if any, applicable to the exchange of original notes pursuant to this exchange offer. If, however, original notes are to be issued for principal amounts not tendered or accepted for exchange in the name of any person other than the registered holder of the original notes tendered or if tendered original notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of original notes pursuant to this exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the consent and letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.
      The estimated cash expenses to be incurred in connection with the exchange offer are estimated in the aggregate to be approximately $          . These expenses include registration fees, fees and expenses of the exchange agent, accounting and legal fees, and printing costs, among other expenses.
Consequences of Failure to Exchange Outstanding Securities
      Holders who desire to tender their original notes in exchange for exchange notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor us is under any duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange.
      Original notes that are not tendered or are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the original notes and the existing restrictions on transfer set forth in the legend on the original notes set forth in the indenture for the notes. Except in limited circumstances with respect to specific types of holders of original notes, we will have no further obligation to provide for the registration under the Securities Act of such original notes. In general, original notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.
      We do not currently anticipate that we will take any action to register the original notes under the Securities Act or under any state securities laws other than pursuant to this registration statement. Upon completion of the exchange offer, holders of the original notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.
      Holders of the exchange notes issued in the exchange offer and any original notes which remain outstanding after completion of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

DESCRIPTION OF NOTES
      Each series of the original notes was issued under an indenture, dated July 18, 2005, which we refer to in this prospectus as the Indenture, by and between Genentech, Inc. and The Bank of New York Trust Company, N.A. as trustee, which we refer to in this prospectus in such capacity as the Trustee. The Indenture will also govern the terms and conditions relating to the exchange notes. The terms of the exchange notes will be substantially similar to the original notes, except that the exchange notes will not be subject to the transfer restrictions and registration rights relating to the original notes. As used in this section, the term “notes” means both the exchange notes and the original notes, unless otherwise indicated.
      The following description is only a summary of the material provisions of the notes, the Indenture and the Registration Rights Agreement that we entered into with the initial purchasers on July 18, 2005 in connection with the issuance of the original notes, which we refer to in this prospectus as the Registration Rights Agreement. We urge you to read the notes, the Indenture and the Registration Rights Agreement in their entirety because they, and not this description, define your rights as holders of the notes. You may request copies of these documents from us at our address shown under the caption “Incorporation of Certain Documents by Reference” or from the initial purchasers. The Indenture is qualified under the Trust Indenture Act of 1939, as amended, which we refer to in this prospectus as the TIA. The definitions of certain capitalized terms used in the following summary are set forth below under “— Certain Definitions.” Certain defined terms used in this description, but not defined below under “— Certain Definitions” have the meanings ascribed to them in the Indenture. For purposes of this section, references to the “Company” include only Genentech, Inc. and not its subsidiaries.
      The notes are in the following series and, as to each such series with the following initial aggregate principal amounts:

Series	Principal Amount

2010 notes	$500,000,000
2015 notes	1,000,000,000
2035 notes	500,000,000

$2,000,000,000

      We may issue additional notes of any series, including any of the series listed above, in an unlimited aggregate principal amount at any time and from time to time under the Indenture as described in “— Further Issues” below.
      The notes are in fully registered form only, without coupons, in minimum denominations of $1,000 and additional incremental multiples of $1,000. The Trustee initially acts as paying agent and registrar for the notes. The notes may be presented for registration of transfer and exchange at the offices of the registrar, which initially is the corporate trust office of the Trustee or its affiliate. We may change any paying agent and registrar without notice to holders of the notes and we may act as paying agent or registrar. We will pay principal (and premium, if any) on the notes at the corporate trust office of the Trustee or its affiliate in New York, New York. At our option, interest may be paid at the Trustee’s corporate trust office or by check mailed to the registered address of holders.

      Original notes of a series that remain outstanding after the completion of the exchange offer described under “— Registration Rights; Liquidated Damages,” together with exchange notes of a series exchanged therefor in the exchange offer, will be treated as a single class of securities under the Indenture.

				Interest
			Record	Payment
Series	Maturity	Interest Rate	Dates	Dates

2010 notes	July 15, 2010	4.40%	January 1 July 1	January 15 July 15
2015 notes	July 15, 2015	4.75%	January 1 July 1	January 15 July 15
2035 notes	July 15, 2035	5.25%	January 1 July 1	January 15 July 15

Interest Provisions Relating to the Notes
      Interest on each series of notes accrues at the rate set forth for such series in the table above, payable semiannually in arrears on each January 15 and July 15, commencing on January 15, 2006. We will pay interest as to each series of notes to those persons who were holders of record of such series on the relevant Record Date corresponding to and preceding each Interest Payment Date. In the event that any interest payment date or maturity date is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.
      Interest on each series of notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid as to such series, and will be computed, in each case, on the basis of a 360-day year comprised of twelve 30-day months.
Optional Redemption
      We may, at our option, redeem any series of notes in whole at any time or in part from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed, and (2) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the notes to be redeemed (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption, which we refer to in this prospectus as the Redemption Date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 10 basis points for the 2010 notes, 15 basis points for the 2015 notes and 20 basis points for the 2035 notes, as the case may be, plus, in each case, accrued interest to the Redemption Date.
      “Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.
      “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent (as defined below) as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of those notes.
      “Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, (2) if the Quotation Agent obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received or (3) if only one Reference Treasury Dealer Quotation is received, such quotation.
      “Quotation Agent” means the Reference Treasury Dealer appointed by us.

      “Reference Treasury Dealer” means (1) each of Citigroup Global Markets Inc. and Goldman, Sachs & Co. and their respective successors; provided, however, that if either of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City, which we refer to in this prospectus as a “Primary Treasury Dealer”, we shall substitute another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by us.
      “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that Redemption Date.
      We will mail notice of any redemption at least 10 days, but not more than 60 days, before the Redemption Date to each holder of the notes to be redeemed. We will give notice of such redemption to the Trustee at least 10 days prior to the date we mail the notice of redemption to each holder (or such shorter time as may be acceptable to the Trustee). Unless we default in payment of the redemption price on the Redemption Date, on and after the Redemption Date, interest will cease to accrue on the notes or portions thereof called for redemption.
      If we do not redeem all of the notes, the Trustee shall select the notes of the series to be redeemed in any manner that it deems fair and appropriate.
      Any notice of holders of notes of a redemption hereunder needs to include the appropriate method for calculation of the redemption price, but does not need to include the redemption price itself. The actual redemption price, calculated as described above, must be set forth in an officers’ certificate of ours delivered to the Trustee no later than two business days prior to the Redemption Date.
Further Issues
      We may from time to time, without the consent of the holders of the notes, issue additional senior debt securities, having the same ranking and the same interest rate, maturity and other terms as the notes of any series offered hereby except for the issue price and issue date and in some cases, the first interest payment date. Any such additional senior debt securities will, together with the then outstanding notes of such series, constitute a single class of notes under the Indenture. No additional notes of a series may be issued if an Event of Default had occurred and is continuing with respect to such series of the notes.
Ranking
      The notes are general, unsecured, unsubordinated obligations of the Company and rank on parity in right of payment with all other unsecured and unsubordinated indebtedness of the Company. The notes are obligations exclusively of the Company. Some of the Company’s consolidated assets are held by its subsidiaries. The notes are effectively subordinated to any secured debt, to the extent of the collateral securing such indebtedness, and will be structurally subordinated to all existing and future indebtedness, trade payables, guarantees, lease obligations, letter of credit obligations and other obligations of the Company’s subsidiaries.
Certain Covenants
      Limitation on Liens. The Indenture provides that, with respect to each series of notes, we will not, nor will we permit any of our Subsidiaries to, create or incur any Lien on any of our or their respective Properties, whether now owned or hereafter acquired, or upon any income or profits therefrom, in order to secure any of our Indebtedness, without effectively providing that such series of notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

(1) Liens existing as of the closing date of the offering of the notes;

(2) Liens granted after the closing date of the offering of the notes on any of our or our Subsidiaries’ Properties securing our Indebtedness created in favor of the holders of such series of notes;

(3) Liens securing our Indebtedness which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under the indenture; provided that those Liens do not extend to or cover any of our or our Subsidiaries’ Property other than the Property securing the Indebtedness being refinanced and that the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced;

(4) Liens created in substitution of or as replacements for any Liens permitted by the clauses directly above, provided that, based on a good faith determination of one of our senior officers, the Property encumbered under any such substitute or replacement Lien is substantially similar in nature to the Property encumbered by the otherwise permitted Lien which is being replaced; and

(5) Permitted Liens.
      Notwithstanding the foregoing, we and any of our Subsidiaries may, without securing any series of notes, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, Exempted Debt does not exceed the greater of (a) 35% of Consolidated Net Worth calculated as of the date of the creation or incurrence of the Lien or (b) 35% of Consolidated Net Worth calculated as of the date of the issuance of the notes.
      Limitation on Sale and Lease-Back Transactions. The Indenture provides that we will not, nor will we permit any of our Subsidiaries to, enter into any sale and lease-back transaction for the sale and leasing back of any Property, whether now owned or hereafter acquired, of ours or any of our Subsidiaries, unless:

(1) such transaction was entered into prior to the closing date of the offering of the notes;

(2) such transaction was for the sale and leasing back to us of any Property by one of our Subsidiaries;

(3) such transaction involves a lease for less than three years;

(4) we would be entitled to incur Indebtedness secured by a mortgage on the property to be leased in an amount equal to the Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing the notes pursuant to the first paragraph of “— Limitation on Liens” above; or

(5) we apply an amount equal to the fair value of the Property sold to the purchase of Property or to the retirement of our or any of our Subsidiaries’ long-term Indebtedness within 120 days of the effective date of any such sale and lease-back transaction. In lieu of applying such amount to such retirement, we may, or may cause any of our Subsidiaries to, deliver debt securities to the trustee therefor for cancellation, such debt securities to be credited at the cost thereof to us.
      Notwithstanding the foregoing, we and any of our Subsidiaries may enter into any sale lease-back transaction which would otherwise be subject to the foregoing restrictions if after giving effect thereto and at the time of determination, Exempted Debt does not exceed the greater of (a) 35% of Consolidated Net Worth calculated as of the closing date of the sale-leaseback transaction or (b) 35% of Consolidated Net Worth calculated as of the date of the issuance of the notes.
      Existence. Except as permitted under “— Consolidation, Merger and Sale of Assets,” the Indenture requires the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that the Company shall not be required to preserve any right or franchise if it determines that their preservation is no longer desirable in the conduct of business.
      Consolidation, Merger and Sale of Assets. We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets substantially as in entirety to, any person, which we refer to as a “successor person,” unless, in the case of a merger or consolidation, we are the surviving corporation, or

•	the successor person (if other than the Company) is organized and validly existing under the laws of any jurisdiction of or within the U.S. or Switzerland and expressly assumes under a supplemental indenture our obligations on the applicable series of notes and under the Indenture with respect to the applicable series; provided that in the case of any successor person organized and validly existing under the laws of any jurisdiction of or within Switzerland, such supplemental indenture shall also include (1) an undertaking by such successor person to provide information as reasonably requested by any holder of a Note to assist in perfecting any rights the holder has to a reduced rate of withholding tax under an income tax treaty between Switzerland and the holder’s country of residence, and (2) such provisions with respect to increased withholding taxes as a result of a change in any applicable laws (or in the interpretation or application of such laws) as would be customary and appropriate (in the reasonable determination of the Company) for notes issued by a Swiss issuer for sale primarily into the U.S. at the date of such supplemental indenture (including a requirement that the successor person either pay additional amounts to compensate the holders of notes for such additional withholding taxes or redeem the notes);

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing under the Indenture with respect to the applicable series; and

•	we have delivered to the Trustee prior to the consummation of the proposed transaction an officers’ certificate to the foregoing effect and an opinion of counsel stating that the proposed transaction and the supplemental indenture comply with the Indenture.
      Upon any consolidation with, or merger into, any other person or any conveyance, transfer or lease of all or substantially all of the properties and assets substantially as an entirety, the successor person formed by such consolidation or into which we are merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of ours under the Indenture, and, in the case of any such conveyance or transfer (other than a lease), we shall be released from all obligations and covenants under the Indenture.
Certain Definitions
      As used in this section, the following terms have the meanings set forth below.
      “Attributable Liens” means in connection with a sale and lease-back transaction the lesser of:

(1) the fair market value of the assets subject to such transaction; and

(2) the present value (discounted at a rate per annum equal to the average interest borne by all outstanding debt securities issued under the indenture (which may include debt securities in addition to the notes offered hereby) determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.
      “Business Day” means any day except a Saturday, Sunday or a legal holiday in the City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.
      “Capital Lease” means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with GAAP.
      “Consolidated Net Worth” means, as of any date of determination, the Stockholders’ Equity of us and our Consolidated Subsidiaries on that date.
      “Consolidated Subsidiary” means, as of any date of determination and with respect to any Person, any Subsidiary of that Person whose financial data is, in accordance with GAAP, reflected in that Person’s consolidated financial statements.
      “Credit Facilities” means, one or more debt facilities or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
      “Exempted Debt” means the sum of the following as of the date of determination:

(1) our and our Subsidiaries’ Indebtedness incurred after the closing date and secured by Liens not permitted by the first sentence under “— Limitation on Liens;” and

(2) our and our Subsidiaries’ Attributable Liens in respect of sale and lease-back transactions entered into after the closing date pursuant to the second paragraph of “— Limitation on Sale and Lease-Back Transactions.”
      “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (United States) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.
      “Governmental Agency” means:

(1) any foreign, federal, state, county or municipal government, or political subdivision thereof;

(2) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body;

(3) any court or administrative tribunal;

(4) with respect to any Person, any arbitration tribunal or other nongovernmental authority to whose jurisdiction that Person has consented.
      “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk;

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices; and

(4) other agreements or arrangements designed to protect such person against fluctuations in equity prices.
      “Indebtedness” of any Person means, without duplication, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto) or representing the balance deferred and unpaid of the purchase price of any Property (including pursuant to Capital Leases), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP (but does not include contingent liabilities which appear only in a footnote to a balance sheet), and shall also include, to the extent not otherwise included, the guaranty of items which would be included within this definition.
      “Laws” means, collectively, all foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or controlling precedents of any Governmental Agency.
      “Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

      “Permitted Liens” means:

(1) Liens securing Indebtedness under Credit Facilities;

(2) Liens on accounts receivable, merchandise inventory, equipment, and patents, trademarks, trade names and other intangibles, securing our Indebtedness;

(3) Liens on any of our assets, any of our Subsidiaries’ assets, or the assets of any joint venture to which we or any of our Subsidiaries is a party, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 24 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

(4) (a) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of Property (including shares of stock), including Capital Lease transactions in connection with any such acquisition, and (b) Liens existing on Property at the time of acquisition thereof or at the time of acquisition by us or one of our Subsidiaries of any Person then owning such Property whether or not such existing Liens were given to secure the payment of the purchase price of the Property to which they attach; provided that, with respect to clause (a), the Liens shall be given within 24 months after such acquisition and shall attach solely to the Property acquired or purchased and any improvements then or thereafter placed thereon;

(5) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(6) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(7) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;

(8) Liens on key-man life insurance policies granted to secure our Indebtedness against the cash surrender value thereof;

(9) Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Hedging Obligations and forward contract, option, futures contracts, futures options, equity hedges or similar agreements or arrangements designed to protect us or any of our Subsidiaries from fluctuations in interest rates, currencies, equities or the price of commodities;

(10) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by us or any of our Subsidiaries in the ordinary course of business;

(11) pre-existing Liens on assets acquired by us or any of our Subsidiaries after the closing date of the offering of the notes;

(12) Liens in our favor or the favor of any of our Subsidiaries;

(13) inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefore;

(14) statutory Liens arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefore;

(15) Liens consisting of pledges or deposits to secure obligations under workers’ compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

(16) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which we or any of our Subsidiaries is a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 162A% of the annual fixed rentals payable under such lease;

(17) Liens consisting of deposits of Property to secure our statutory obligations or statutory obligations of any of our Subsidiaries in the ordinary course of its business;

(18) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which we or any of our Subsidiaries is a party in the ordinary course of its business, but not in excess of $25,000,000;

(19) purchase money Liens or purchase money security interests upon or in any Property acquired or held by us or any of our Subsidiaries in the ordinary course of business to secure the purchase price of such Property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such Property; and

(20) Liens on Property subject to escrow or similar arrangements established in connection with litigation settlements.
      “Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
      “Property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.
      “Stockholders’ Equity” means, as of any date of determination, stockholders’ equity as of that date determined in accordance with GAAP as reflected on the most recent balance sheet available to the Company in accordance with GAAP; provided that there shall be excluded from Stockholders’ Equity any amount attributable to capital stock that is, directly or indirectly, required to be redeemed or repurchased by the issuer thereof at a specified date or upon the occurrence of specified events or at the election of the holder thereof.
      “Subsidiary” of any specified person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.
Events of Default
      The following events are defined in the Indenture as “Events of Default” with respect to each series of notes: (1) failure to pay any interest on the notes of that series when due and payable, and continuance of that default for 30 days; (2) failure to pay principal of or any premium on the notes of that series at its maturity; (3) failure to perform or breach of any other covenant or warranty of the Company in the Indenture applicable to such series, and continuance of that default for 90 days after written notice as provided in the Indenture and (4) certain events in bankruptcy, insolvency or reorganization involving the Company.
      If an Event of Default (other than an Event of Default arising from events of bankruptcy, insolvency or reorganization involving the Company) occurs and is continuing, then either the Trustee or the Holders of at least 25% of the outstanding principal amount of the notes of any affected series by notice as provided in the Indenture may declare the principal amount of, and accrued and unpaid interest, if any, on, such series to be due and payable immediately. At any time after a declaration of acceleration with respect to the notes of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding principal amount of the notes of such series may, under certain circumstances, rescind and annul such acceleration. If an Event of Default arising from events of bankruptcy, insolvency or reorganization occurs with respect to the Company, then the principal of, and accrued and unpaid interest, if any, on, all the notes of each affected series will automatically become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
      The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee indemnity reasonably satisfactory to it. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the outstanding notes of each affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to such series of notes.
      The Company is required to furnish to the Trustee annually within 120 days after the end of each fiscal year of the Company a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance.
Modification and Waiver
      Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding notes of each series affected by the modification or waiver, provided, however, that no such modification or amendment may, without the consent of the Holder of each Note affected thereby, change the stated maturity of the principal of, or any installment of principal of or interest on, any Note, reduce the principal amount of, or premium or interest on, any Note, change the place of payment where coin or currency in which the principal of, or any premium or interest on, any Note is payable, impair the right to institute suit for the enforcement of any payment on or with respect to any Note, reduce the percentage in principal amount of outstanding notes, the consent of the Holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or modify any of the above provisions.
      The Holders of at least a majority in aggregate principal amount of the outstanding notes of each series may, on behalf of the Holders of all notes of that series, waive compliance by the Company with certain restrictive provisions of the Indenture. The Holders of not less than a majority in aggregate principal amount of the outstanding notes of each series may, on behalf of the Holders of all notes of such series, waive any past default under the Indenture, except a default (1) in the payment of principal of, or any premium or interest on, any Note or (2) in respect of a covenant or provision of the Indenture which cannot be modified or without the consent of the Holder of each Note of the affected series.
      Modifications and amendments of the Indenture may be made by the Company and the Trustee without the consent of any Holders for any of the following purposes:

(1) to cure any ambiguity, defect or inconsistency,

(2) to evidence the succession of another person to the Company as permitted under the Indenture and the assumption by any such successor of the covenants of the Company of the covenants herein and in the notes (and, in the case of a successor person that is organized under the laws of any jurisdiction of or within Switzerland, to provide for the additional provisions required as described under “— Certain Covenants — Consolidation, Merger and Sale of Assets”);

(3) to provide for uncertificated notes in addition to or in place of certificated notes;

(4) to make any change that does not adversely affect the rights of any holder of the notes, including any change to conform the Indenture to the offering memorandum;

(5) to provide for the issuance of an establish the form and terms and conditions of any notes of any series as permitted under the Indenture;

(6) to evidence and provide for the acceptance of appointment under the Indenture by a successor trustee and to add to or change any of the provisions of the Indenture necessary to provide for or facilitate the administration of the trusts by more than one trustee; and

(7) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.
Defeasance Provisions
      Defeasance and Discharge. The Indenture provides that the Company will be discharged from any and all obligations in respect of the notes of any series (except for certain obligations to register the transfer or exchange of notes, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold moneys for payment in trust) upon the 91st day after the date of deposit with the Trustee, in trust, of cash in dollars, U.S. Government Obligations (as defined below) or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms will provide an amount sufficient to pay any installment of principal of and interest, if any, on the stated maturity of such payments in accordance with the terms of the Indenture and the notes of such series. The Company will also be required to deliver to the Trustee an officer’s certificate and an opinion of counsel to the effect that there has been a change in applicable Federal income tax law or the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders of the notes of such series. The term “U.S. Government Obligations” is defined to mean securities which are (i) direct obligations of The United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of The United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by The United States of America, and which are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.
      Defeasance of Certain Covenants and Events of Default. The Company may omit to comply with the certain restrictive covenants including those described in “— Certain Covenants” and the omission with respect thereof shall not be a Default or Event of Default. To exercise such option, the Company must deposit with the Trustee, in trust, cash in dollars, U.S. Government Obligations or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal of and interest on the stated maturity of such payments in accordance with the terms of the Indenture and the notes of that series. The Company will also be required to deliver to the Trustee an officer’s certificate and an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of the notes of that series to recognize income, gain or loss for Federal income tax purposes and that the deposit was not made by the Company with the intent of preferring the holders of the notes of that series over any other creditors of the Company or with the intent of defeating, hindering or delaying or defrauding any other creditors of the Company. In the event the Company exercises its option to omit compliance with certain covenants of the Indenture and the notes are declared due and payable because of the occurrence of an Event of Default, the amount of cash in dollars and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the notes at the time of their stated maturity, but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default. However, the Company shall remain liable for such payments.
Governing Law
      The Indenture and the notes are governed by and construed in accordance with the internal laws of the State of New York.

Book-Entry; Delivery and Form
      We will issue the exchange notes only in fully registered form, without interest coupons. We will not issue exchange notes in bearer form. Except as described below, the notes will be deposited with, or on behalf of DTC, New York, New York, as depository (or Depository), and registered in the name of Cede & Co., as DTC’s nominee, in the form of one or more Global Note certificates (or Global Certificate).
      Ownership of beneficial interests in a Global Certificate will be limited to persons who have accounts with DTC (or participants) or persons who hold interests through participants. Ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of these ownership interests will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).
      So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the exchange notes represented by such Global Certificate for all purposes under the Indenture and the notes. In addition, no beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC’s applicable procedures (in addition to those under the Indenture referred to herein).
      Payments on Global Certificates will be made to DTC, or its nominee, as the registered owner thereof. Neither the Company, the Trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
      The Company expects that DTC, or its nominee, upon receipt of any payment in respect of a Global Certificate representing any exchange notes held by it or its nominee, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Certificate for such exchange notes as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.
      Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a Global Certificate to such persons may be limited. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants (defined below) and certain banks, the ability of a person having a beneficial interest in a Global Certificate to pledge such interest to persons or entities that do not participate in the DTC system or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate of such interest.
      The Company believes that it is the policy of DTC that it will take any action permitted to be taken by a holder of exchange notes only at the direction of one or more participants to whose account interests in the Global Certificates are credited and only in respect of such portion of the aggregate principal amount of the exchange notes as to which such participant or participants has or have given such direction.
      The Indenture provides that a Global Certificate will be exchangeable for exchange notes in certificated form if (i) the Depository notifies the Company that it is unwilling or unable to continue as depository or the Depository ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depository is not appointed by the Company within 90 days of such notice or such cessation, as the case may be, (ii) the Company determines that the exchange notes shall no longer be represented by a Global Certificate and executes and delivers to the Trustee a Company Order that the Global Certificate shall be exchangeable or (iii) there shall have occurred and be continuing an Event of Default, or event which, with notice or lapse of time or both would constitute an Event of Default, with respect to any exchange notes represented by the Global Certificate.

      DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The rules applicable to DTC and its participants are on file with the SEC.
      Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
      In case any Note shall become mutilated, defaced, destroyed, lost or stolen, the Company will execute and, upon the Company’s request, the Trustee will authenticate and deliver a new Note, of like tenor and equal principal amount in exchange and substitution for such Note (upon surrender and cancellation thereof) or in lieu of and substitution for such Note. In case such Note is destroyed, lost or stolen, the applicant for a substituted Note shall furnish to the Company and the Trustee such security or indemnity as may be required by them to hold each of them harmless, and, in every case of destruction, loss or theft of such Note, the applicant shall also furnish to the Company or the Trustee satisfactory evidence of the destruction, loss or theft of such Note and of the ownership thereof. Upon the issuance of any substituted Note, the Company may require the payment by the registered holder thereof of a sum sufficient to cover fees and expenses connected therewith.
Regarding the Trustee
      The TIA contains limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions with the Company and its subsidiaries from time to time, provided that if the Trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default, or else resign.
Registration Rights; Liquidated Damages
      We entered into a Registration Rights Agreement pursuant to which we agreed, for the benefit of the holders of the original notes, to consummate the exchange offer in this prospectus.
      In the event that:

(1) the registration statement of which this prospectus forms a part, which we refer to in this prospectus as the “exchange offer registration statement,” is not declared effective within 240 days following the date of original issuance of the notes, or if a shelf registration statement is required to be filed under the Registration Rights Agreement, the shelf registration statement is not declared effective by the later of (a) 240 days following the date of original issuance of the notes, or (b) 120 days after the shelf registration statement is required or requested to be filed in accordance with the terms of the Registration Rights Agreement; or

(2) the exchange offer has not been completed within 30 business days (unless a longer period is required by law) after the initial effective date of the exchange offer registration statement relating to the exchange offer; or

(3) any registration statement required by the Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted therein) without being succeeded immediately by an additional registration statement filed and declared effective (any such event referred to in clauses (1) through (3), the “registration default”), then we will pay to the holders, as liquidated damages, for the period from the occurrence of the registration default (but only with respect to one registration default at any particular time) until such time as no registration default is in effect an amount per annum equal to 0.25% of the aggregate principal amount of notes during the first 90-day period following the occurrence of such registration default which rate shall increase to a per annum rate of 0.50% thereafter for the remaining portion of the registration default period. Liquidated damages shall be paid on interest payment dates to the holders of record for the payment of interest. Following the cure of all registration defaults, the accrual of liquidated damages will cease.
      The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which will be available upon request to us.
      Each series of the notes will be considered respectively to be a single class for all purposes under the Indenture governing the notes, including, without limitation, waivers, amendments, redemptions and offers to purchase, and for purposes of this Description of Notes (except under this caption “Registration Rights; Liquidated Damages”) all references herein to “notes” shall be deemed to refer collectively to original notes and any exchange notes, unless the context otherwise requires.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
      This section is a discussion of the material U.S. federal income tax considerations relating to the exchange offer. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on existing authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurances that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the exchange offer. The summary generally applies only to U.S. Holders (as defined below) that hold the notes as “capital assets” (generally, for investment). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular U.S. Holder in light of the U.S. Holder’s circumstances (for example, persons subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the “Code”), or a U.S. Holder whose “functional currency” is not the U.S. dollar). Also, it is not intended to be wholly applicable to all categories of investors, some of which may be subject to special rules (such as dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, banks, thrifts, regulated investment companies, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, and persons holding notes as part of a hedging or conversion transaction or a straddle, or persons deemed to sell notes under the constructive sale provisions of the Code). Finally, the summary does not describe the effect of the U.S. federal estate and gift tax laws or the effects of any applicable foreign, state or local laws.
      For this purpose, the term “U.S. Holder” means a beneficial owner of notes that for U.S. federal income tax purposes is (1) an individual who is a citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any State of the United States, including the District of Columbia, or (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source. A trust is a U.S. Holder if it is (1) subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. The term “U.S. Holder” also includes certain former citizens and residents of the Untied States. If a partnership (including for this purpose any entity, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A holder of a note that is a partnership, and partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences of the exchange offer.
      Investors should consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situations and the consequences of federal estate and gift tax laws, foreign, state and local laws, and tax treaties.
      The exchange of original notes for exchange notes pursuant to the exchange offer will not be a taxable exchange for U.S. federal income tax purposes. Accordingly, a holder would have the same adjusted basis and holding period in the exchange notes as the holder had in the original notes immediately before the exchange.

PLAN OF DISTRIBUTION
      Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. The company has agreed that, starting on the expiration date and ending on the close of business 90 days after the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                     , 200 , all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.
      The company will not receive any proceeds from any sale of exchange notes by brokers-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act.
      For a period of 90 days after the expiration date, the company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. The company has agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holder of the securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities (including any broker-dealers) against certain liabilities, including liabilities under the Act.

LEGAL MATTERS
      Certain legal matters relating to the validity of the exchange notes will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.
EXPERTS
      Ernst & Young LLP, an independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2004, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2004, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements, schedule and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
      We file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549.
      You also may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.
      The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that site is http://www.sec.gov.
      You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
      In addition, for so long as any of the notes remain outstanding and during any period in which we are not subject to Section 13 or 15(d) of the Exchange Act, we will make available to any prospective purchaser or beneficial owner of the securities in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.
      Information with respect to us also may be obtained from us at 1 DNA Way, South San Francisco, California 94080-4990, Attention: Investor Relations, or by telephone at (650) 225-1000.

$2,000,000,000
Offer To Exchange
4.40% Senior Notes Due 2010, Which Have Been Registered Under the Securities Act,
For Any and All Outstanding 4.40% Senior Notes Due 2010
4.75% Senior Notes Due 2015, Which Have Been Registered Under the Securities Act,
For any And All Outstanding 4.75% Senior Notes Due 2015
5.25% Senior Notes Due 2035, Which Have Been Registered Under the Securities Act,
For any And All Outstanding 5.25% Senior Notes Due 2035
       Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The company has agreed that, starting on the expiration date and ending on the close of business 90 days after the expiration date, it will make this prospectus available to any broker-dealer for use in connection with any such resale. In addition, until                     , 200 , all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers
      Our certificate of incorporation limits, to the fullest extent permitted by Delaware corporate law, the liability of directors for monetary damages for breach of their fiduciary duties to Genentech or our stockholders.
      Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys’ fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.
      Our board of directors may provide similar indemnification to our officers, employees and agents as it deems appropriate and as authorized by Delaware law. We may purchase insurance on behalf of any director, officer, employee or agent against any expense, liability or loss incurred by such person in his or her capacity.
      Our certificate of incorporation also provides that Roche Holdings, Inc. and its affiliates, or collectively “Roche,” and the officers or directors of Roche, will not be liable to us or our stockholders for breach of any fiduciary duty if Roche pursues or acquires a potential corporate opportunity of ours or does not inform us of a potential corporate opportunity. If a director, officer or employee of Genentech who is also a director, officer or employee of Roche knows of a potential transaction or matter that may be a corporate opportunity both for Genentech and Roche, the director, officer or employee is entitled to offer the corporate opportunity to us or Roche as the director, officer or employee deems appropriate under the circumstances in his or her sole discretion, and no such director, officer or employee will be liable to us or our stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in our best interests or the derivation of any improper personal benefit by reason of the fact that such director, officer or employee offered such corporate opportunity to Roche (rather than to us) or did not communicate information regarding such corporate opportunity to us, or Roche pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or does not communicate the corporate opportunity to us.
      Neither Roche nor any officer or director thereof shall be liable to us or our stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) our best interests or the derivation of any improper personal benefit by reason of the fact that Roche or an officer or director thereof in good faith takes any action or exercises any rights or gives or withholds any consent in connection with any agreement or contract between Roche and Genentech. No vote cast or other action taken by any person who is an officer, director or other representative of Roche, which vote is cast or action is taken by such person in his capacity as a director of Genentech, shall constitute an action of or the exercise of a right by or a consent of Roche for the purpose of any such agreement or contract.

Item 21.	Exhibits and Financial Statement Schedules
      (a) Exhibits
      The following is a list of all exhibits filed as a part of this registration statement on Form S-4, including those incorporated by reference:

Exhibit
Number	Description

3.1	Amended and Restated Certificate of Incorporation(1)

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation(2)

3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation(3)

3.4	Certificate of Third Amendment of Amended and Restated Certificate of Incorporation(4)

3.5	Restated Bylaws(4)

4.1	Indenture, dated as of July 18, 2005, between the Company and The Bank of New York Trust Company, N.A., as trustee(5)

4.2	Officers’ Certificate of Genentech, Inc. dated July 18, 2005, including forms of the Company’s 4.40% Senior Notes due 2010, 4.75% Senior Notes due 2015 and 5.25% Senior Notes due 2035(5)

4.3	Form of 4.40% Senior Note due 2010 (incorporated by reference to Annex A of Exhibit 4.2 to this Report)

4.4	Form of 4.75% Senior Note due 2015 (incorporated by reference to Annex B of Exhibit 4.2 to this Report)

4.5	Form of 5.25% Senior Note due 2035 (incorporated by reference to Annex C of Exhibit 4.2 to this Report)

4.6	Registration Rights Agreement, dated as of July 18, 2005, among Genentech, Inc. and Citigroup Global Markets, Inc. and Goldman, Sachs & Co. as representatives of the initial purchasers(5)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, relating to the validity of the securities registered hereby

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney. Reference is made to the signature page

25.1	Statement of Eligibility of The Bank of New York Trust Company, N.A., as trustee on Form T-1, with respect to the 4.25% Senior Notes due 2010

25.2	Statement of Eligibility of The Bank of New York Trust Company, N.A., as trustee on Form T-1, with respect to the 4.75% Senior Notes due 2015

25.3	Statement of Eligibility of The Bank of New York Trust Company, N.A., as trustee on Form T-1, with respect to the 5.25% Senior Notes due 2035

99.1	Form of Letter of Transmittal

99.2	Form of Notice of Guaranteed Delivery

99.3	Form of Letter to Clients

99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.5	Guidelines for Certification of Taxpayer Identification Number on Substitute IRS Form W-9

(1)	Filed as an exhibit to our Current Report on Form 8-K filed with the Commission on July 28, 1999 and incorporated herein by reference.

(2)	Filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Commission and incorporated herein by reference.

(3)	Filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 filed with the Commission and incorporated herein by reference.

(4)	Filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 filed with the Commission and incorporated herein by reference.

(5)	Filed as an exhibit to our Current Report on Form 8-K filed with the Commission on July 19, 2005 and incorporated herein by reference.

Item 22.	Undertakings
      The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
      The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
      The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on September 16, 2005.

GENENTECH, INC.

By:	/s/ JOHN M. WHITING

John M. Whiting
Vice President, Controller, and
Chief Accounting Officer
POWER OF ATTORNEY
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Ebersman, Senior Vice President and Chief Financial Officer, and John M. Whiting, Vice President, Controller and Chief Accounting Officer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this report, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

Principal Executive Officer:

/s/ ARTHUR D. LEVINSON Arthur D. Levinson	Chairman, Chief Executive Officer and Director	September 16, 2005

Principal Financial Officer:

/s/ DAVID A. EBERSMAN David A. Ebersman	Senior Vice President and Chief Financial Officer	September 16, 2005

Principal Accounting Officer:

/s/ JOHN M. WHITING John M. Whiting	Vice President, Controller, and Chief Accounting Officer	September 16, 2005

Directors:

/s/ HERBERT W. BOYER Herbert W. Boyer	Director	September 16, 2005

Signature	Title	Date

/s/ WILLIAM M. BURNS William M. Burns	Director	September 16, 2005

/s/ ERICH HUNZIKER Erich Hunziker	Director	September 16, 2005

/s/ JONATHAN K.C. KNOWLES Jonathan K.C. Knowles	Director	September 16, 2005

/s/ DEBRA L. REED Debra L. Reed	Director	September 16, 2005

/s/ MARK RICHMOND Mark Richmond	Director	September 16, 2005

/s/ CHARLES A. SANDERS Charles A. Sanders	Director	September 16, 2005

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Amended and Restated Certificate of Incorporation(1)

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation(2)

3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation(3)

3.4	Certificate of Third Amendment of Amended and Restated Certificate of Incorporation(4)

3.5	Restated Bylaws(4)

4.1	Indenture, dated as of July 18, 2005, between the Company and The Bank of New York Trust Company, N.A., as trustee(5)

4.2	Officers’ Certificate of Genentech, Inc. dated July 18, 2005, including forms of the Company’s 4.40% Senior Notes due 2010, 4.75% Senior Notes due 2015 and 5.25% Senior Notes due 2035(5)

4.3	Form of 4.40% Senior Note due 2010 (incorporated by reference to Annex A of Exhibit 4.2 to this Report)

4.4	Form of 4.75% Senior Note due 2015 (incorporated by reference to Annex B of Exhibit 4.2 to this Report)

4.5	Form of 5.25% Senior Note due 2035 (incorporated by reference to Annex C of Exhibit 4.2 to this Report)

4.6	Registration Rights Agreement, dated as of July 18, 2005, among Genentech, Inc. and Citigroup Global Markets, Inc. and Goldman, Sachs & Co. as representatives of the initial purchasers(5)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, relating to the validity of the securities registered hereby

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney. Reference is made to the signature page

25.1	Statement of Eligibility of The Bank of New York Trust Company, N.A., as trustee on Form T-1, with respect to the 4.40% Senior Notes due 2010

25.2	Statement of Eligibility of The Bank of New York Trust Company, N.A., as trustee on Form T-1, with respect to the 4.75% Senior Notes due 2015

25.3	Statement of Eligibility of The Bank of New York Trust Company, N.A., as trustee on Form T-1, with respect to the 5.25% Senior Notes due 2035

99.1	Form of Letter of Transmittal

99.2	Form of Notice of Guaranteed Delivery

99.3	Form of Letter to Clients

99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.5	Guidelines for Certification of Taxpayer Identification Number on Substitute IRS Form W-9

(1)	Filed as an exhibit to our Current Report on Form 8-K filed with the Commission on July 28, 1999 and incorporated herein by reference.

(2)	Filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Commission and incorporated herein by reference.

(3)	Filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 filed with the Commission and incorporated herein by reference.

(4)	Filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 filed with the Commission and incorporated herein by reference.

(5)	Filed as an exhibit to our Current Report on Form 8-K filed with the Commission on July 19, 2005 and incorporated herein by reference.